                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration No. 333-69732-02

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 25, 2002.

                                 $837,250,000

                   World Omni Auto Receivables Trust 2002-A
                                    Issuer

                        World Omni Auto Receivables LLC
                                    Seller

                          World Omni Financial Corp.
                                   Servicer

                        We are offering the following classes of notes by this
                     prospectus supplement and the prospectus:

                                         Class A Notes
                ----------------------------------------------------------------   Class B
                   Class A-1       Class A-2       Class A-3       Class A-4        Notes
--------------------------------------------------------------------------------
Principal
Amount           $198,000,000    $197,500,000    $232,000,000    $163,000,000    $46,750,000
----------------------------------------------------------------------------------------------
Interest Rate        1.87%           2.53%           3.40%           4.05%          3.75 %
----------------------------------------------------------------------------------------------
Distribution
Dates               Monthly         Monthly         Monthly         Monthly        Monthly
----------------------------------------------------------------------------------------------
First Payment     August 15,      August 15,      August 15,      August 15,      August 15,
Date                 2002            2002            2002            2002            2002
----------------------------------------------------------------------------------------------
Final
Scheduled          July 15,       January 18,      July 17,        July 15,        July 15,
Payment Date         2003            2005            2006            2009            2009
----------------------------------------------------------------------------------------------
Price to Public   100.000000%     99.999317%      99.983164%      99.980318%      99.986206%
----------------------------------------------------------------------------------------------
Underwriting
Discount            0.125%          0.170%          0.210%          0.240%          0.350%
----------------------------------------------------------------------------------------------
Proceeds to
Seller          $197,752,500.00 $197,162,901.08 $231,473,740.48 $162,576,718.34 $46,579,926.31

                     Credit Enhancement
                    . A reserve account, that is expected on the closing date to have a balance of approximately $14,719,124, which includes a yield supplement amount.
                    . Overcollateralization, which as of the closing date is expected to equal approximately $12,750,000.
                    .  The Class B Notes are subordinated to the Class A Notes.

     We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    Joint Bookrunners of the Class A Notes
Banc of America Securities LLC                              Merrill Lynch & Co.

                       Co-Managers of the Class A Notes
Credit Suisse First Boston                                  Wachovia Securities

                       Underwriters of the Class B Notes
Banc of America Securities LLC                              Merrill Lynch & Co.

            The date of this Prospectus Supplement is June 25, 2002

 You should carefully consider the risk factors beginning on page S-10 in this prospectus supplement and on page 3 in the prospectus.

 The notes are obligations of World Omni Auto Receivables Trust 2002-A and are backed only by the assets of the trust. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

 This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

             Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

   Information about the notes is contained in two separate documents that progressively provide more detail:

  . the accompanying prospectus, which provides general information, some of which may not apply to the notes; and

  . this prospectus supplement, which describes the specific terms of the notes.

   You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

   This prospectus supplement begins with several introductory sections describing the Series 2002-A Notes and the trust in abbreviated form:

   Summary of Terms, which gives a brief introduction of the key features of the notes and a description of the receivables; and

   Risk Factors, appearing on page S-10 of this prospectus supplement, which describes risks that apply to the notes which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

   This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The "Table of Contents" in this prospectus supplement and in the prospectus identify the pages where these sections are located.

   You can find definitions of the capitalized terms used in this prospectus supplement in the "Glossary of Terms to the Prospectus Supplement" which appears at the end of this prospectus supplement and in the "Glossary of Terms to the Prospectus" which appears at the end of the prospectus.

   If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information By Reference" beginning on page 53 of the prospectus.

   In this prospectus supplement, the terms "seller," "we," "us" and "our" refer to World Omni Auto Receivables LLC.

                               TABLE OF CONTENTS

               Section                                      Page
               -------                                      ----
               Summary of Terms............................  S-5
               Risk Factors................................ S-10
                Class B Notes are Subject to Greater Credit
                  Risk Because the Class B Notes are
                  Subordinated to the Class A Notes........ S-10
                The Holders of Class B Notes May Not Be
                  Able to Direct the Indenture Trustee
                  upon an Event of Default under the
                  Indenture and May Have Limited Rights
                  upon Nonpayment of Interest.............. S-10
                Payment Priorities Increase Risk of Loss or
                  Delay in Payment to Certain Class A
                  Notes.................................... S-10
                The Notes Are Not Suitable Investments for
                  All Investors............................ S-11
                Limited Assets of the Trust Could Result in
                  Losses on the Notes...................... S-11
                Proceeds of the Sale of Receivables May
                  Not Be Sufficient to Pay Your Notes in
                  Full; Failure to Pay Principal on Your
                  Notes Will Not Constitute an Event of
                  Default until Maturity................... S-11
                Prepayment on Receivables Will Cause
                  Prepayments On Your Notes................ S-12
                The Geographic Concentration and
                  Performance of the Receivables May
                  Increase the Risk of Loss on Your
                  Investment............................... S-12
                You May Have Difficulty Selling Your
                  Notes and/or Obtaining Your Desired
                  Price Due to the Absence of a Secondary
                  Market................................... S-12
                This Prospectus Supplement Provides
                  Information Regarding the
                  Characteristics of the Receivables in the
                  Preliminary Pool as of the Statistical
                  Information Date......................... S-12

                Section                                     Page
                -------                                     ----
                The Trust.................................. S-13
                 Capitalization of the Trust............... S-13
                 The Owner Trustee......................... S-13
                 The Indenture Trustee..................... S-13
                The Receivables Pool....................... S-13
                Delinquencies, Repossessions and Net Losses S-15
                Prepayment and Yield Considerations........ S-17
                Pool Factors and Other Information......... S-24
                Use of Proceeds............................ S-24
                Description of the Notes................... S-24
                 Payments of Interest...................... S-24
                 Payments of Principal..................... S-25
                 Optional Redemption....................... S-26
                Registration of the Notes.................. S-26
                 Book-Entry Registration................... S-26
                Description of the Trust Documents......... S-26
                 Sale and Assignment of Receivables........ S-27
                 Trust Accounts............................ S-27
                 Advances.................................. S-28
                 Servicing Compensation.................... S-28
                 Servicing of Defaulted Receivables........ S-28
                 Distributions............................. S-28
                 Reserve Account........................... S-29
                 Overcollateralization..................... S-30
                 Indenture................................. S-31
                 Reports to Noteholders.................... S-31
                 Description of the Certificates........... S-31
                Federal Income Tax Consequences............ S-32
                 Discount and Premium...................... S-32
                 Gain or Loss on Disposition............... S-33
                 Backup Withholding and Information
                   Reporting............................... S-33
                State and Local Tax Consequences........... S-33
                ERISA Considerations....................... S-34
                Underwriting............................... S-35
                Legal Matters.............................. S-37
                Glossary of Terms to the Prospectus
                  Supplement............................... S-38

                          [Intentionally Left Blank]

                               SUMMARY OF TERMS

   The following summary is a short, concise description of the main terms of the notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

Parties and Dates

Issuer

The issuer of the notes is World Omni Auto Receivables Trust 2002-A.

Seller

World Omni Auto Receivables LLC, a wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the seller is:

  190 N.W. 12th Avenue
  Deerfield Beach, Florida 33442
  (954) 429-2200

Servicer

World Omni Financial Corp.

Indenture Trustee

The Bank of New York.

Owner Trustee

Chase Manhattan Bank USA, National Association.

Closing Date

On or about July 10, 2002.

Cutoff Date

June 30, 2002.

Statistical Information Date

May 31, 2002. The statistical information presented in this prospectus supplement relates to the pool of receivables as of the statistical information date. We refer to that pool as the preliminary pool. The actual pool of receivables sold to the trust on the closing date will include receivables in addition to those included in the preliminary pool. In addition, some of the receivables included in the preliminary pool may not be included in the final pool as a result of prepayments or the failure of those receivables to meet the eligibility requirements established for the trust. The aggregate principal balance of the receivables included in the preliminary pool was $777,272,024.13 as of the statistical information date. The final pool of receivables is expected to have an aggregate principal balance, as of the cutoff date, of approximately $850,000,000.

The Notes

World Omni Auto Receivables Trust 2002-A will issue the following securities:

1.87% Asset-Backed Notes, Class A-1 in the aggregate original principal amount of $198,000,000;

2.53% Asset-Backed Notes, Class A-2 in the aggregate original principal amount of $197,500,000;

3.40% Asset-Backed Notes, Class A-3 in the aggregate original principal amount of $232,000,000;

4.05% Asset-Backed Notes, Class A-4 in the aggregate original principal amount of $163,000,000; and

3.75% Asset-Backed Notes, Class B in the aggregate original principal amount of $46,750,000.

The aggregate original principal amount of the notes will be $837,250,000. The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, societe anonyme, and Euroclear. For more information, read "Registration of the Notes-Book

Entry Registration" in this prospectus supplement and "Description of the Securities-Book Entry Registration" in the prospectus. We expect that delivery of the notes will be made on or about July 10, 2002.

Payment Dates

Payments on the notes will generally be made on the 15th day of each month or, if the 15th day is not a business day, on the next business day. The first payment date will be August 15, 2002.

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the related record date, interest at the interest rate specified on the cover page of this prospectus supplement with respect to that class of notes on the outstanding principal amount of that class of notes as of the close of business on the preceding payment date. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year. Interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months. On the initial payment date, the interest payable on each class of notes will be based on the aggregate original principal amount of each class and the number of days from and including the closing date to but excluding August 15, 2002.

Interest payments on the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under "Description of the Notes--Payments of Interest" in this prospectus supplement, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

We refer you to "Description of the Notes--Payments of Interest" in this prospectus supplement.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (2) and (5) under "--Priority of Payments" below, the trust will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full;

(2) to the other Class A Notes, sequentially to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until each class is paid in full, the amount required to reduce the aggregate principal balance of the Class A Notes to an amount equal to approximately 94.32% of the amount by which the principal balance of the receivables as of the last day of the prior calendar month exceeds the overcollateralization target amount for that payment date; and

(3) to the Class B Notes, the amount required to reduce the principal balance of the Class B Notes to an amount equal to approximately 5.68% of the amount by which the principal balance of the receivables as of the last day of the prior calendar month exceeds the overcollateralization target amount for that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the trust will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until paid in full;

(2) to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full; and

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to "Description of the Trust Documents--Distributions--Payments to Noteholders" in this prospectus supplement.

Priority of Payments

On each payment date, funds available for distribution from the receivables and from amounts released from the reserve account, if any (after the deduction of servicing fees, unpaid servicing fees and reimbursement of advances, in each case, paid to or retained by the servicer), will be distributed in the following amounts and order of priority:

(1) interest on the Class A Notes;

(2) principal of the notes in an amount equal to the amount by which the aggregate outstanding principal balance of the Class A Notes as of the close of business on the preceding payment date exceeds the aggregate principal balance of the receivables as of the last day of the prior calendar month;

(3) interest on the Class B Notes;

(4) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(5) principal of the notes in an amount equal to the amount by which the sum of the aggregate outstanding principal balance of the notes as of the close of business on the preceding payment date and the overcollateralization target amount for the current payment date exceeds the aggregate principal balance of the receivables as of the last day of the prior calendar month less any amounts allocated to pay principal of the notes under clause (2) above; and

(6) distributions to the certificates.

We refer you to "Description of the Trust Documents--Distributions--Payments to Noteholders" in this prospectus supplement.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of these securities generally vote together as a single class under the indenture. Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities.

Servicing

After the sale of the receivables to the trust, World Omni Financial Corp. will continue to service the receivables. World Omni Financial Corp.'s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables, monitoring the performance of the receivables and advancing interest on delinquent receivables. We refer you to "Description of the Trust Documents--Advances" in this prospectus supplement for more information on advances. In return for World Omni Financial Corp.'s services, the trust will pay a fee to World Omni Financial Corp. out of collections received by the trust. We refer you to "Description of the Trust Documents--Servicing Compensation" in this prospectus supplement.

Optional Redemption

The servicer may, at its option, cause a redemption of the outstanding notes by purchasing all the receivables. The servicer may only do this when the aggregate principal balance of the receivables is equal to 10.00% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price for the receivables will not be less than, and the redemption price of the notes shall equal, the unpaid principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption.

The Receivables

The primary assets of the trust will be a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, including the rights to all payments received with respect to the receivables after the cutoff date. We refer to these contracts as "receivables."

The receivables in the trust will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the trust. The trust will grant a security interest in the receivables and any other trust property to the indenture trustee on behalf of the noteholders. The aggregate principle balance as of the cutoff date of the receivables in the final pool will be approximately $850,000,000.

As of the statistical information date, the receivables in the preliminary pool had the following general characteristics:

                  Aggregate Principal Balance $777,272,024.13
                  Weighted Average Annual
                      Percentage Rate...................7.43%
                  Range of Annual Percentage
                      Rates...................0.00% to 20.00%
                  Weighted Average Remaining Term
                      to Maturity (months)............. 53.21
                  Weighted Average Original Term
                      to Maturity (months) .............57.83
                  Latest Scheduled Maturity Date.June 5, 2008

For further information about the characteristics of the receivables in the preliminary pool as of the statistical information date, see "The Receivables Pool" in this prospectus supplement.

The general characteristics of the receivables in the final pool as of the cutoff date may differ from those of the preliminary pool as of the statistical information date. However, the seller does not expect the variance to be material. All receivables in the final pool must satisfy the eligibility criteria specified in the prospectus and this prospectus supplement.

Credit Enhancement

Reserve Account

The initial amount deposited in the reserve account on the closing date is expected to be, based on the characteristics of the preliminary pool of receivables, approximately $14,719,124. For further information about the initial amount to be deposited into the reserve account, see "Description of the Trust Documents--Reserve Account" in this prospectus supplement.

The indenture trustee will apply funds in the reserve account in excess of the yield supplement amount to make the payments in clauses (1) through (3) of "--Priority of Payments" above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee will apply funds from the reserve account to repay such class of notes in full.

   A portion of the amount on deposit in the reserve account represented by the yield supplement amount is intended to supplement interest collections on the receivables with annual percentage rates below 5.05%. Amounts in the reserve account up to the yield supplement amount for that payment date will not be available to cover shortfalls in payments of clauses (1) through (3) of "--Priority of Payments" above. However, those amounts may become available on future payment dates as the yield supplement amount decreases.

The amount required to be on deposit in the reserve account is described in more detail under the caption "Description of the Trust Documents--Reserve Account" in this prospectus supplement. Amounts in the reserve account in excess of the required amount for any payment date will become part of available funds for that payment date. As the yield supplement amount steps-down on each payment date the amount required to be on deposit in the reserve account correspondingly steps-down. The reserve account will be replenished, if necessary, to its required amount with collections on the receivables remaining after making required allocations of interest and principal payments on the notes.

Subordination of the Class B Notes

The subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement will provide additional credit enhancement to the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables exceeds the principal balance of the notes. The aggregate principal balance of the receivables as of the cutoff date is expected to exceed the initial balance of the notes by approximately $12,750,000 or 1.50% of the expected aggregate principal balance of the receivables as of the cutoff date. In general, the dollar amount of overcollateralization will decrease as the aggregate principal balance of the receivables decreases. The application of funds according to clause (5) of "--Priority of Payments" above is designed to increase the level of overcollateralization to a target amount of 3.25% of the aggregate principal balance of the receivables, but not less than $8,500,000, as a result of the payment of a greater amount of principal on the notes in the first several months after the closing date than is paid on the principal of the receivables during the related period. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections for the receivables, if any.

Tax Status

Kirkland & Ellis, special tax counsel, is of the opinion that for federal income tax purposes, the notes will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a note, each holder of that note will agree to treat the note as indebtedness for income tax purposes.

We refer you to "Federal Income Tax Consequences" in the prospectus and in this prospectus supplement for additional information concerning the application of federal tax laws to the trust and the notes and to "State and Local Tax Consequences" in this prospectus supplement for additional information concerning the application of state tax laws to the trust and the notes.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement, the notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh Plans.

By its acquisition of a note, each of these entities is deemed to represent that its purchase and holding of a note will not give rise to a non-exempt prohibited transaction.

We refer you to "ERISA Considerations" in the prospectus and in this prospectus supplement.

Ratings of the Notes

It is a condition of issuance of all the notes that the Class A-1 Notes be rated in the highest short-term rating category by at least three nationally recognized rating agencies; the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes be rated "AAA" (or its equivalent) by at least three nationally recognized rating agencies; and the Class B Notes be rated at least "A" (or its equivalent) by at least three nationally recognized rating agencies.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Certificates

The trust will also issue certificates that represent the equity or residual interest in the trust and the right to receive amounts that remain after the trust makes full payment of interest on and principal of the notes payable on a given payment date and required deposits to the reserve account on that payment date. The seller will initially retain the certificates. The certificates are not being offered by this prospectus supplement and the accompanying prospectus.

                                 RISK FACTORS

   Prospective investors in the notes should consider the following factors and the additional factors discussed under "Risk Factors" in the prospectus.

Class B Notes are Subject to        The Class B Notes bear greater risk than the Class A Notes because
Greater Credit Risk Because the     payments of interest on and principal of the Class B Notes is
Class B Notes are Subordinated      subordinated in priority to the payment of interest and principal due
to the Class A Notes.               on the Class A Notes.

                                    No interest will be paid on the Class B Notes on each payment date until all accrued and unpaid interest on the Class A Notes has been paid in full. Under the limited circumstances described under
                                    "Description of the Notes--Payments of Interest" in this prospectus supplement, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the
                                    Class B Notes. In addition, if the notes are declared to be due and payable following the occurrence of an event of default under the notes resulting from the failure to make a payment on the notes, no interest will be paid on the Class B Notes until all principal and interest on the Class A Notes has been paid in full.

                                    No principal payments will be made on the Class B Notes until the
                                    Class A-1 Notes have been paid in full and the required payments of principal have been made on the other Class A Notes. In addition, principal payments on the Class B Notes will be subordinated to the payment in full of principal on the Class A Notes after the notes have been declared to be due and payable following the occurrence of an event of default.

                                    This subordination could result in delays or reductions in the payment of principal of and interest on the Class B Notes, and investors in the Class B Notes may suffer a loss on their investment.

The Holders of Class B Notes        If any event of default occurs under the indenture, only the holders
May Not Be Able to Direct the       of the most senior class of notes outstanding, the Class A Notes, or
Indenture Trustee upon an Event     after the Class A Notes have been paid in full, the Class B Notes,
of Default under the Indenture      may waive the event of default, accelerate the maturity of the notes
and May Have Limited Rights         or direct or consent to any action under the indenture or to waive or
upon Nonpayment of Interest.        declare a servicer default. The holders of the Class B Notes will not have any rights to direct or to consent to any action until the Class A
                                    Notes have been paid in full.

                                    The indenture also provides that the failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full.
                                    Until the Class A Notes have been paid in full, the Class B Notes will not have any right to declare an event of default, cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture as a result of the failure to pay interest when due on the Class B Notes.

Payment Priorities Increase Risk of Because the principal of each class of Class A Notes generally will
Loss or Delay in Payment to Certain be paid sequentially, classes of Class A Notes that have higher
Class A Notes.                      sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of Class A Notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.
                                     Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the
                                     Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes and then to the Class B Notes. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, and the Class A-4
                                     Notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.
The Notes Are Not Suitable           The notes may not be a suitable investment if you require a regular
Investments for All Investors.       or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.
Limited Assets of the Trust Could    The trust will not have any significant assets or sources of funds to
Result in Losses on the Notes.       make payments on the notes other than the receivables and the reserve account. You must rely upon payments on the receivables and available amounts, if any, in the reserve account for repayment of your notes. Although (1) funds in the reserve account in excess of the yield supplement amount for a payment date may be available on that payment date to cover shortfalls in distributions of interest and certain distributions of principal on the notes and (2) funds in the reserve account may be replenished with collections on the receivables remaining after making required interest payments and certain principal payments on the notes, the amounts available in the reserve account are limited. If the amount on deposit in the reserve account in excess of the yield supplement amount becomes depleted, the trust will depend solely on collections on the receivables to make payments on the notes. Amounts on deposit in the reserve account representing the yield supplement amount will not be available to cover shortfalls in the payment of interest on or principal of the notes even if the trust would otherwise lack sufficient available funds to make these payments. If the amount on deposit in the reserve account in excess of the yield supplement amount is insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.
Proceeds of the Sale of Receivables  If so directed by the requisite number of holders of the controlling
May Not Be Sufficient to Pay Your    securities, following an acceleration of the notes upon an event of
Notes in Full; Failure to Pay        default, the indenture trustee will sell the receivables owned by the
Principal on Your Notes Will Not     trust. However, we cannot assure you that the market value of those
Constitute an Event of Default until receivables will at any time be equal to or greater than the aggregate
Maturity.                            outstanding principal amount of the notes. Therefore, upon an event of default, there may not be sufficient funds available to repay youin full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and the reserve account, if any). Therefore, the failure to pay principal of your notes will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

Prepayment on Receivables             Principal on each class of notes must be fully paid by the final
Will Cause Prepayments On             scheduled payment date for that class of notes. However, because
Your Notes.                           some prepayments of the receivables are likely and some
                                      receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class' final scheduled payment date, the actual payment of any class of notes may occur earlier, and could occur significantly earlier, than the class' final scheduled payment date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of notes will be earlier than that class' final scheduled payment date. You may not be able to reinvest any principal repaid to you earlier than you expected at a rate of return that is equal to or greater than your expected yield on your notes.
The Geographic Concentration          Economic conditions in the states where obligors reside may affect
and Performance of the                delinquencies, losses and prepayments on the receivables. The
Receivables May Increase the Risk     following economic conditions, among others, may affect payments
of Loss on Your Investment.           on the receivables:
                                      .   unemployment,
                                      .   interest rates,
                                      .   inflation rates, and
                                      .   consumer perceptions of the economy.
                                      Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the receivables.
                                      These negative conditions could also have an effect on the timing and amount of principal and interest payments on your notes and you may suffer a loss. As of the statistical information date, World Omni
                                      Financial Corp.'s records indicate that the billing addresses of the obligors of the receivables in the preliminary pool were concentrated in Florida, Georgia, Alabama, North Carolina and South Carolina. We
                                      refer you to "The Receivables Pool--Geographic Distribution of the
                                      Receivables in the Preliminary Pool as of the Statistical Information
                                      Date" in this prospectus supplement.
You May Have Difficulty               The underwriters intend to make a secondary market for the
Selling Your Notes and/or             notes, but are not obligated to do so. We cannot assure you that
Obtaining Your Desired Price          a market will develop or, if one does develop, that it will provide
Due to the Absence of a               you with liquidity of investment or continue for the life of your
Secondary Market.                     notes.
                                      There have been times in the past when very few buyers of asset-
                                      backed securities existed and there may be similar times in the future. As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.
This Prospectus Supplement Provides   This prospectus supplement describes only the characteristics of the
Information Regarding the             receivables in the preliminary pool as of the statistical information
Characteristics of the Receivables in date. The final pool of receivables will contain receivables in
the Preliminary Pool as of the        addition to those included in the preliminary pool and some of the
Statistical Information Date.         receivables in the preliminary pool may not be included in the final pool as a result of prepayments or the failure of those receivables to meet the eligibility criteria of the trust. As a result, the general characteristics of the receivables in the final pool as of the cutoff date may differ from those of the preliminary pool as of the statistical information date. All receivables in the final pool must satisfy the eligibility criteria specified in the prospectus and this prospectus supplement.

                                   THE TRUST

   The trust is a business trust under the laws of the State of Delaware formed pursuant to a trust agreement among World Omni Auto Receivables LLC, a Delaware limited liability company, Chase Manhattan Bank USA, National Association, as owner trustee. Before the sale and assignment of the trust assets to the trust, the trust will have no assets or obligations or any operating history. The trust will not engage in any business other than:

  . acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;

  .  issuing and making payments on the notes and certificates; and

  .  engaging in other activities to accomplish the above.

   The trust's initial capitalization, which does not include the amounts allocated in the reserve account, is expected to be $12,750,000, which is the expected aggregate principal balance of the receivables as of the cutoff date less the aggregate original principal amount of the notes. The certificates, evidencing an undivided beneficial interest in the trust that is subordinate to the interest of the holders of the notes, will be issued to and initially retained by the seller. The certificates represent the equity interest in the trust and are not being offered by this prospectus supplement and prospectus.

Capitalization of the Trust

   The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the notes had taken place on that date:

Class A-1 Notes.. $198,000,000
Class A-2 Notes..  197,500,000
Class A-3 Notes..  232,000,000
Class A-4 Notes..  163,000,000
Class B Notes....   46,750,000
Certificates.....   12,750,000
                  ------------
       Total..... $850,000,000
                  ============

The Owner Trustee

   Chase Manhattan Bank USA, National Association will be the owner trustee under the trust agreement. It is a national banking association, and its principal offices are located at 500 Stanton Christiana Rd., Floor 3/OPS4, Newark, Delaware 19713. The owner trustee will perform limited administrative functions under the trust agreement.

The Indenture Trustee

   The Bank of New York will be the indenture trustee under the indenture. It is a New York banking corporation and its corporate trust office is located at 101 Barclay Street, 8 West, New York, New York 10286.

                             THE RECEIVABLES POOL

   The characteristics set forth in this section are based on the preliminary pool of receivables as of the statistical information date. The final pool of receivables will contain receivables in addition to those included in the preliminary pool and some of the receivables in the preliminary pool may not be included in the final pool. The general characteristics of the receivables in the final pool as of the cutoff date may differ from those of the preliminary pool as of the statistical information date. However, the seller does not expect the variance to be material. All receivables in the final pool must satisfy the eligibility criteria specified in the prospectus and this prospectus supplement. Following the cutoff date, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics as of the cutoff date of all of the receivables included in the final pool. As of the statistical information date, the preliminary pool of receivables had an aggregate principal balance of $777,272,024.13. Each receivable is and will be a simple interest receivable. World Omni Financial Corp. originated or acquired the receivables from dealers in the ordinary course of business. As of the statistical information date, no more than 22.00% of the aggregate principal balance of the receivables in the preliminary pool were originated by World Omni Financial Corp. under a program in which it finances the purchase of a vehicle that was previously leased from World Omni Financial Corp. or its affiliates. See "World Omni Financial Corp.'s Automobile Finance Business--Underwriting" in the prospectus for more information on this program. As of the statistical information date, each receivable in the preliminary pool met, and each receivable in the final pool as of the cutoff date will meet, the criteria described in the prospectus under "The Receivables Pool." In addition, as of the statistical information date, each receivable in the preliminary pool, and each receivable in the final pool as of the cutoff date:

  .  was secured by a new or used automobile or light-duty truck;

  .  was originated in the United States;

  . provided for level monthly payments that fully amortize the amount financed over its original term, except for minimal differences in the first or last months;

  .  was originated on or prior to June 30, 2002;

  . had an original term to maturity of 24 to 72 months and had a remaining term to maturity of not less than 19 months nor more than 72 months;

  . provided for the payment of a finance charge at a stated annual percentage rate ranging from 0.00% to 20.00%;

  . did not have a scheduled payment for which $40.00 or more was more than 30 days past due;

  . was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

  . was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

  .  had a scheduled maturity date not later than August 15, 2008.

   The following table sets forth information regarding the composition of the receivables in the preliminary pool as of the statistical information date. The "Weighted Average Annual Percentage Rate," the "Weighted Average Original Term to Maturity" and "Weighted Average Remaining Term to Maturity" in the table are weighted based on the principal balance of the receivables.

 Composition of the Receivables in the Preliminary Pool as of the Statistical
                               Information Date

      Aggregate Principal Balance................ $777,272,024.13
      Number of Receivables...................... 46,564
      Average Principal Balance.................. $16,692.55
      Average Original Amount Financed........... $18,224.55
      Range of Original Amount Financed.......... $7,500.00 to $50,000.00
      Weighted Average Annual Percentage Rate.... 7.43%
      Range of Annual Percentage Rates........... 0.00% to 20.00%
      Weighted Average Original Term to Maturity. 57.83 months
      Range of Original Terms to Maturity........ 24 months to 72 months
      Weighted Average Remaining Term to Maturity 53.21 months
      Range of Remaining Terms to Maturity....... 19 months to 72 months

   As of the statistical information date, approximately 61.32% of the aggregate principal balance of the receivables in the preliminary pool, constituting approximately 55.07% of the total number of receivables in the preliminary pool, represented financings of new vehicles, and approximately 38.68% of the aggregate principal balance of the receivables in the preliminary pool, constituting approximately 44.93% of the total number of receivables in the preliminary pool, represented financings of used vehicles.

   The following table sets forth information regarding the geographic distribution of the receivables in the preliminary pool as of the statistical information date for the states with the largest concentrations of receivables. No other state accounts for more than 1.81% of the aggregate principal balance of the receivables in the preliminary pool. The breakdown by state is based on the billing address of the obligor on the receivables. The percentages in the table may not add up to 100% because of rounding.

 Geographic Distribution of the Receivables in the Preliminary Pool as of the
                         Statistical Information Date

                                                               Percentage of
                                 Percentage of    Aggregate      Aggregate
                      Number of    Number of      Principal      Principal
   State             Receivables  Receivables      Balance        Balance
   -----             ----------- ------------- --------------- -------------
   Florida..........   16,251        34.90%    $275,698,271.06     35.47%
   Georgia..........    8,599        18.47      154,357,806.50     19.86
   Alabama..........    9,485        20.37      141,725,561.67     18.23
   North Carolina...    5,392        11.58       93,651,183.09     12.05
   South Carolina...    2,381         5.11       41,058,802.61      5.28
   All Others.......    4,456         9.57       70,780,399.20      9.11
                       ------       ------     ---------------    ------
          Total.....   46,564       100.00%    $777,272,024.13    100.00%
                       ======       ======     ===============    ======

   The following table sets forth information regarding the distribution of the receivables in the preliminary pool by annual percentage rate as of the statistical information date. Percentages in the table may not add up to 100% because of rounding.

 Distribution of the Receivables in the Preliminary Pool by Annual Percentage
                  Rate as of the Statistical Information Date

                                         Percentage of                        Percentage
                              Number of    Number of   Aggregate Principal   of Aggregate
Annual Percentage Rate Range Receivables  Receivables        Balance       Principal Balance
---------------------------- ----------- ------------- ------------------- -----------------
      0.000 - 1.000%........    5,536        11.89%      $ 94,715,393.38         12.19%
      1.001 - 2.000%........      558         1.20          8,739,116.49          1.12
      2.001 - 3.000%........      878         1.89         12,675,899.78          1.63
      3.001 - 4.000%........      888         1.91         16,567,796.16          2.13
      4.001 - 5.000%........    1,706         3.66         33,920,676.09          4.36
      5.001 - 6.000%........    4,538         9.75         79,890,624.42         10.28
      6.001 - 7.000%........    5,226        11.22         92,133,872.62         11.85
      7.001 - 8.000%........    7,769        16.68        127,833,930.69         16.45
      8.001 - 9.000%........    6,904        14.83        112,066,310.04         14.42
      9.001 - 10.000%.......    3,858         8.29         62,746,500.59          8.07
      10.001 - 11.000%......    1,905         4.09         32,135,317.65          4.13
      11.001 - 12.000%......    1,861         4.00         30,411,889.80          3.91
      12.001 - 13.000%......    1,101         2.36         17,978,720.27          2.31
      13.001 - 14.000%......      783         1.68         12,276,252.18          1.58
      14.001 - 15.000%......      561         1.20          8,878,923.38          1.14
      15.001 - 16.000%......      440         0.94          6,659,428.70          0.86
      16.001 - 17.000%......      512         1.10          8,555,669.88          1.10
      17.001 - 18.000%......      303         0.65          4,379,320.33          0.56
      18.001 - 19.000%......      854         1.83         10,140,782.76          1.30
      19.001 - 20.000%......      383         0.82          4,565,598.92          0.59
                               ------       ------       ---------------        ------
           Total............   46,564       100.00%      $777,272,024.13        100.00%
                               ======       ======       ===============        ======

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

   The following tables set forth information concerning World Omni Financial Corp.'s experience with respect to its portfolio of fixed rate retail installment sale contracts similar to the receivables.

   The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankrupt contracts. As of March 31, 2002, the number of bankrupt contracts greater than 60 days past due was 1,339. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due. "Repossessions as a Percentage of Average Number of Contracts Outstanding" and "Net Repossession Losses as a Percentage of Average Portfolio Outstanding" have been annualized. "Net Repossession Losses," which include charged off amounts, equal the aggregate principal balances of all contracts determined to be uncollectable in the period plus accrued but unpaid interest earned through the point of charge-off, less any recoveries, but does not include expenses incurred to dispose of vehicles.

   The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.'s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the trust with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.'s portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

                            Delinquency Experience

                                     As of               As of December 31,
                                   March 31, -----------------------------------------
                                     2002      2001     2000     1999    1998    1997
                                   --------- -------  -------  -------  ------  ------
Ending Number of Contracts........  177,816  172,477  142,821  106,337  76,883  56,442
Percentage of Delinquent Contracts
31-60 Days........................     0.84%    1.30%    1.54%    1.39%   1.82%   1.99%
61-90 Days........................     0.09%    0.16%    0.17%    0.13%   0.16%   0.25%
91 Days and Over..................     0.02%    0.05%    0.03%    0.02%   0.02%   0.06%
                                    -------  -------  -------  -------  ------  ------
       Total......................     0.95%    1.51%    1.74%    1.54%   2.00%   2.30%
                                    =======  =======  =======  =======  ======  ======

                     Net Loss And Repossession Experience
                            (Dollars in Thousands)

                              For the Three          For the Twelve Months Ended December 31,
                               Months Ended  -------------------------------------------------------
                              March 31, 2002    2001        2000        1999       1998       1997
                              -------------- ----------  ----------  ----------  --------  ---------
Ending Net Receivables.......   $2,188,958   $2,125,403  $1,712,983  $1,235,065  $818,488  $607,890..
Ending Number of Contracts...      177,816      172,477     142,821     106,337    76,883     56,442
Average Portfolio Outstanding
  During the Period..........   $2,161,061   $1,899,790  $1,477,118  $  985,303  $758,566  $ 495,091
Average Number of Contracts
  Outstanding During the
  Period.....................      175,242      157,390     124,669      88,807    72,772     50,210
Number of Repossessions......          769        2,695       1,916       1,335     1,300      1,178
Repossessions as a Percentage
  of Average Number of
  Contracts Outstanding......         1.76%        1.71%       1.54%       1.50%     1.79%      2.35%
Net Repossession Losses......   $    4,836   $   18,366  $   10,855  $    5,223  $  6,248  $   6,293
Net Repossession Losses as a
  Percentage of Average
  Portfolio Outstanding......         0.90%        0.97%       0.73%       0.53%     0.82%      1.27%

                      PREPAYMENT AND YIELD CONSIDERATIONS

   All of the receivables can be prepaid at any time without charge. For this purpose, "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and receivables repurchased for administrative reasons. A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. In addition, the receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the servicer of its option to purchase the receivables and cause a redemption of the notes under the conditions described in "Description of the Notes--Optional Redemption" in this prospectus supplement will also accelerate the payment of the notes.

   Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the receivables.

   The tables beginning on page S-19 have been prepared on the basis of the characteristics of the receivables in the preliminary pool. Each absolute prepayment model table assumes that (a) the receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the receivables, (b) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days, (c) payments on the notes are made on each payment date (and each payment date is assumed to be the 15th day of each applicable month commencing August 15, 2002), (d) the closing date is July 10, 2002, (e) the servicer exercises its option to purchase all of the receivables and cause a redemption of the notes when the aggregate principal balance of the receivables is equal to 10.00% or less of the expected aggregate principal balance of the receivables as of the cutoff date, (f) the Yield Supplement Amount for each payment date is as set forth in the table under the definition of "Yield Supplement Amount" in "Glossary of Terms to the Prospectus Supplement" in this prospectus supplement and (g) the servicing fee for each month is equal to a rate of 1.00% per annum. For purposes of this table, the receivables have an assumed cutoff date of June 30, 2002 and an aggregate receivables balance as of the cutoff date of $850,000,000. Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the original principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant absolute prepayment model percentages.

   The absolute prepayment model tables also assume that (a) the receivables have been aggregated into nine hypothetical pools with the receivables in those pools having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool's principal balance, weighted average annual percentage rate, weighted average remaining term to maturity and weighted average seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                      Assumed Receivables Characteristics

                                             Weighted       Weighted
        Aggregate         Weighted       Average Remaining   Average
        Principal      Average  Annual   Term to Maturity   Seasoning
Pool     Balance     Percentage Rate (%)    (In Months)    (In Months)
---- --------------- ------------------- ----------------- -----------
 1.. $  5,767,369.01       6.234%               22             14
 2..  146,137,404.78        2.354               31              8
 3..  101,016,019.16        8.496               44              9
 4..  331,304,778.24        7.825               56              4
 5..  174,748,712.79        9.876               68              3
 6..    5,884,622.45        4.071               32              0
 7..    6,812,577.38        7.309               48              0
 8..   43,648,552.44        7.616               60              0
 9..   34,679,963.75       10.208               71              0

   The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level until maturity or that all of the receivables will prepay at the same level. Moreover, the diverse terms of the receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the weighted average seasoning of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of notes.

               Percentage of Original Class A-1 Principal Amount at Various Absolute Prepayment Model Percentages:

        Payment Date                      0.50%   1.00%   1.50%   2.00%
        ------------                     ------  ------  ------  ------
        Closing Date.................... 100.00% 100.00% 100.00% 100.00%
        August 2002.....................  89.00   86.73   84.34   81.81
        September 2002..................  77.90   73.45   68.76   63.81
        October 2002....................  66.86   60.32   53.44   46.17
        November 2002...................  55.90   47.37   38.39   28.96
        December 2002...................  46.02   35.84   25.13   13.83
        January 2003....................  36.83   24.87   12.28    0.00
        February 2003...................  27.69   14.02    0.00    0.00
        March 2003......................  18.58    3.29    0.00    0.00
        April 2003......................   9.51    0.00    0.00    0.00
        May 2003........................   0.48    0.00    0.00    0.00
        June 2003.......................   0.00    0.00    0.00    0.00
        July 2003.......................   0.00    0.00    0.00    0.00
        August 2003.....................   0.00    0.00    0.00    0.00
        September 2003..................   0.00    0.00    0.00    0.00
        October 2003....................   0.00    0.00    0.00    0.00
        November 2003...................   0.00    0.00    0.00    0.00
        December 2003...................   0.00    0.00    0.00    0.00
        January 2004....................   0.00    0.00    0.00    0.00
        February 2004...................   0.00    0.00    0.00    0.00
        March 2004......................   0.00    0.00    0.00    0.00
        April 2004......................   0.00    0.00    0.00    0.00
        May 2004........................   0.00    0.00    0.00    0.00
        June 2004.......................   0.00    0.00    0.00    0.00
        July 2004.......................   0.00    0.00    0.00    0.00
        August 2004.....................   0.00    0.00    0.00    0.00
        September 2004..................   0.00    0.00    0.00    0.00
        October 2004....................   0.00    0.00    0.00    0.00
        November 2004...................   0.00    0.00    0.00    0.00
        December 2004...................   0.00    0.00    0.00    0.00
        January 2005....................   0.00    0.00    0.00    0.00
        February 2005...................   0.00    0.00    0.00    0.00
        March 2005......................   0.00    0.00    0.00    0.00
        April 2005......................   0.00    0.00    0.00    0.00
        May 2005........................   0.00    0.00    0.00    0.00
        June 2005.......................   0.00    0.00    0.00    0.00
        July 2005.......................   0.00    0.00    0.00    0.00
        August 2005.....................   0.00    0.00    0.00    0.00
        September 2005..................   0.00    0.00    0.00    0.00
        October 2005....................   0.00    0.00    0.00    0.00
        November 2005...................   0.00    0.00    0.00    0.00
        December 2005...................   0.00    0.00    0.00    0.00
        January 2006....................   0.00    0.00    0.00    0.00
        February 2006...................   0.00    0.00    0.00    0.00
        March 2006......................   0.00    0.00    0.00    0.00
        April 2006......................   0.00    0.00    0.00    0.00
        May 2006........................   0.00    0.00    0.00    0.00
        June 2006.......................   0.00    0.00    0.00    0.00
        July 2006.......................   0.00    0.00    0.00    0.00
        August 2006.....................   0.00    0.00    0.00    0.00
        September 2006..................   0.00    0.00    0.00    0.00
        October 2006....................   0.00    0.00    0.00    0.00
        November 2006...................   0.00    0.00    0.00    0.00
        December 2006...................   0.00    0.00    0.00    0.00
        January 2007....................   0.00    0.00    0.00    0.00
        February 2007...................   0.00    0.00    0.00    0.00
        March 2007......................   0.00    0.00    0.00    0.00
        April 2007......................   0.00    0.00    0.00    0.00
        May 2007........................   0.00    0.00    0.00    0.00
        June 2007.......................   0.00    0.00    0.00    0.00

        Weighted Average Life (years)(1)   0.45    0.39    0.33    0.29

--------
(1)The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

               Percentage of Original Class A-2 Principal Amount at Various Absolute Prepayment Model Percentages:

      Payment Date                      0.50%    1.00%    1.50%    2.00%
      ------------                     ------   ------   ------   ------
      Closing Date.................... 100.00%  100.00%  100.00%  100.00%
      August 2002..................... 100.00   100.00   100.00   100.00
      September 2002.................. 100.00   100.00   100.00   100.00
      October 2002.................... 100.00   100.00   100.00   100.00
      November 2002................... 100.00   100.00   100.00   100.00
      December 2002................... 100.00   100.00   100.00   100.00
      January 2003.................... 100.00   100.00   100.00   100.00
      February 2003................... 100.00   100.00   100.00    90.57
      March 2003...................... 100.00   100.00    93.17    77.12
      April 2003...................... 100.00    98.35    81.61    63.96
      May 2003........................ 100.00    88.44    70.26    51.09
      June 2003.......................  97.23    78.64    59.11    38.52
      July 2003.......................  88.76    68.97    48.17    26.25
      August 2003.....................  80.34    59.41    37.43    14.28
      September 2003..................  71.95    49.98    26.91     2.62
      October 2003....................  63.60    40.67    16.60     0.00
      November 2003...................  55.29    31.48     6.50     0.00
      December 2003...................  47.02    22.42     0.00     0.00
      January 2004....................  38.79    13.48     0.00     0.00
      February 2004...................  30.60     4.67     0.00     0.00
      March 2004......................  22.45     0.00     0.00     0.00
      April 2004......................  14.35     0.00     0.00     0.00
      May 2004........................   6.28     0.00     0.00     0.00
      June 2004.......................   0.00     0.00     0.00     0.00
      July 2004.......................   0.00     0.00     0.00     0.00
      August 2004.....................   0.00     0.00     0.00     0.00
      September 2004..................   0.00     0.00     0.00     0.00
      October 2004....................   0.00     0.00     0.00     0.00
      November 2004...................   0.00     0.00     0.00     0.00
      December 2004...................   0.00     0.00     0.00     0.00
      January 2005....................   0.00     0.00     0.00     0.00
      February 2005...................   0.00     0.00     0.00     0.00
      March 2005......................   0.00     0.00     0.00     0.00
      April 2005......................   0.00     0.00     0.00     0.00
      May 2005........................   0.00     0.00     0.00     0.00
      June 2005.......................   0.00     0.00     0.00     0.00
      July 2005.......................   0.00     0.00     0.00     0.00
      August 2005.....................   0.00     0.00     0.00     0.00
      September 2005..................   0.00     0.00     0.00     0.00
      October 2005....................   0.00     0.00     0.00     0.00
      November 2005...................   0.00     0.00     0.00     0.00
      December 2005...................   0.00     0.00     0.00     0.00
      January 2006....................   0.00     0.00     0.00     0.00
      February 2006...................   0.00     0.00     0.00     0.00
      March 2006......................   0.00     0.00     0.00     0.00
      April 2006......................   0.00     0.00     0.00     0.00
      May 2006........................   0.00     0.00     0.00     0.00
      June 2006.......................   0.00     0.00     0.00     0.00
      July 2006.......................   0.00     0.00     0.00     0.00
      August 2006.....................   0.00     0.00     0.00     0.00
      September 2006..................   0.00     0.00     0.00     0.00
      October 2006....................   0.00     0.00     0.00     0.00
      November 2006...................   0.00     0.00     0.00     0.00
      December 2006...................   0.00     0.00     0.00     0.00
      January 2007....................   0.00     0.00     0.00     0.00
      February 2007...................   0.00     0.00     0.00     0.00
      March 2007......................   0.00     0.00     0.00     0.00
      April 2007......................   0.00     0.00     0.00     0.00
      May 2007........................   0.00     0.00     0.00     0.00
      June 2007.......................   0.00     0.00     0.00     0.00

      Weighted Average Life (years)(1)   1.44     1.23     1.05     0.90

--------
(1)The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

               Percentage of Original Class A-3 Principal Amount at Various Absolute Prepayment Model Percentages:

       Payment Date                       0.50%   1.00%   1.50%   2.00%
       ------------                      ------  ------  ------  ------
       Closing Date..................... 100.00% 100.00% 100.00% 100.00%
       August 2002...................... 100.00  100.00  100.00  100.00
       September 2002................... 100.00  100.00  100.00  100.00
       October 2002..................... 100.00  100.00  100.00  100.00
       November 2002.................... 100.00  100.00  100.00  100.00
       December 2002.................... 100.00  100.00  100.00  100.00
       January 2003..................... 100.00  100.00  100.00  100.00
       February 2003.................... 100.00  100.00  100.00  100.00
       March 2003....................... 100.00  100.00  100.00  100.00
       April 2003....................... 100.00  100.00  100.00  100.00
       May 2003......................... 100.00  100.00  100.00  100.00
       June 2003........................ 100.00  100.00  100.00  100.00
       July 2003........................ 100.00  100.00  100.00  100.00
       August 2003...................... 100.00  100.00  100.00  100.00
       September 2003................... 100.00  100.00  100.00  100.00
       October 2003..................... 100.00  100.00  100.00   92.56
       November 2003.................... 100.00  100.00  100.00   83.15
       December 2003.................... 100.00  100.00   97.12   74.01
       January 2004..................... 100.00  100.00   88.89   65.14
       February 2004.................... 100.00  100.00   80.84   56.54
       March 2004....................... 100.00   96.59   72.99   48.21
       April 2004....................... 100.00   89.31   65.32   40.15
       May 2004......................... 100.00   82.14   57.85   32.36
       June 2004........................  98.61   75.16   50.63   24.65
       July 2004........................  91.91   68.29   43.60   17.22
       August 2004......................  85.25   61.53   36.76   10.08
       September 2004...................  78.62   54.89   30.03    3.23
       October 2004.....................  72.02   48.36   23.36    0.00
       November 2004....................  65.47   41.94   16.90    0.00
       December 2004....................  58.95   35.64   10.64    0.00
       January 2005.....................  52.47   29.35    4.59    0.00
       February 2005....................  46.03   23.08    0.00    0.00
       March 2005.......................  41.21   18.22    0.00    0.00
       April 2005.......................  36.49   13.50    0.00    0.00
       May 2005.........................  31.76    8.86    0.00    0.00
       June 2005........................  26.92    4.30    0.00    0.00
       July 2005........................  22.10    0.00    0.00    0.00
       August 2005......................  17.31    0.00    0.00    0.00
       September 2005...................  12.54    0.00    0.00    0.00
       October 2005.....................   7.79    0.00    0.00    0.00
       November 2005....................   3.07    0.00    0.00    0.00
       December 2005....................   0.00    0.00    0.00    0.00
       January 2006.....................   0.00    0.00    0.00    0.00
       February 2006....................   0.00    0.00    0.00    0.00
       March 2006.......................   0.00    0.00    0.00    0.00
       April 2006.......................   0.00    0.00    0.00    0.00
       May 2006.........................   0.00    0.00    0.00    0.00
       June 2006........................   0.00    0.00    0.00    0.00
       July 2006........................   0.00    0.00    0.00    0.00
       August 2006......................   0.00    0.00    0.00    0.00
       September 2006...................   0.00    0.00    0.00    0.00
       October 2006.....................   0.00    0.00    0.00    0.00
       November 2006....................   0.00    0.00    0.00    0.00
       December 2006....................   0.00    0.00    0.00    0.00
       January 2007.....................   0.00    0.00    0.00    0.00
       February 2007....................   0.00    0.00    0.00    0.00
       March 2007.......................   0.00    0.00    0.00    0.00
       April 2007.......................   0.00    0.00    0.00    0.00
       May 2007.........................   0.00    0.00    0.00    0.00
       June 2007........................   0.00    0.00    0.00    0.00

       Weighted Average Life (years) (1)   2.64    2.31    2.00    1.72

--------
(1)The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

               Percentage of Original Class A-4 Principal Amount at Various Absolute Prepayment Model Percentages:

        Payment Date                      0.50%   1.00%   1.50%   2.00%
        ------------                     ------  ------  ------  ------
        Closing Date                     100.00% 100.00% 100.00% 100.00%
        August 2002..................... 100.00  100.00  100.00  100.00
        September 2002.................. 100.00  100.00  100.00  100.00
        October 2002.................... 100.00  100.00  100.00  100.00
        November 2002................... 100.00  100.00  100.00  100.00
        December 2002................... 100.00  100.00  100.00  100.00
        January 2003.................... 100.00  100.00  100.00  100.00
        February 2003................... 100.00  100.00  100.00  100.00
        March 2003...................... 100.00  100.00  100.00  100.00
        April 2003...................... 100.00  100.00  100.00  100.00
        May 2003........................ 100.00  100.00  100.00  100.00
        June 2003....................... 100.00  100.00  100.00  100.00
        July 2003....................... 100.00  100.00  100.00  100.00
        August 2003..................... 100.00  100.00  100.00  100.00
        September 2003.................. 100.00  100.00  100.00  100.00
        October 2003.................... 100.00  100.00  100.00  100.00
        November 2003................... 100.00  100.00  100.00  100.00
        December 2003................... 100.00  100.00  100.00  100.00
        January 2004.................... 100.00  100.00  100.00  100.00
        February 2004................... 100.00  100.00  100.00  100.00
        March 2004...................... 100.00  100.00  100.00  100.00
        April 2004...................... 100.00  100.00  100.00  100.00
        May 2004........................ 100.00  100.00  100.00  100.00
        June 2004....................... 100.00  100.00  100.00  100.00
        July 2004....................... 100.00  100.00  100.00  100.00
        August 2004..................... 100.00  100.00  100.00  100.00
        September 2004.................. 100.00  100.00  100.00  100.00
        October 2004.................... 100.00  100.00  100.00   95.26
        November 2004................... 100.00  100.00  100.00   86.34
        December 2004................... 100.00  100.00  100.00   77.85
        January 2005.................... 100.00  100.00  100.00   69.77
        February 2005................... 100.00  100.00   98.21   62.13
        March 2005...................... 100.00  100.00   91.48   55.59
        April 2005...................... 100.00  100.00   85.00   49.39
        May 2005........................ 100.00  100.00   78.74    0.00
        June 2005....................... 100.00  100.00   72.68    0.00
        July 2005....................... 100.00   99.75   66.84    0.00
        August 2005..................... 100.00   93.51   61.21    0.00
        September 2005.................. 100.00   87.38   55.80    0.00
        October 2005.................... 100.00   81.39   50.61    0.00
        November 2005................... 100.00   75.51   45.63    0.00
        December 2005...................  97.68   69.77    0.00    0.00
        January 2006....................  91.03   64.15    0.00    0.00
        February 2006...................  84.42   58.67    0.00    0.00
        March 2006......................  77.84   53.31    0.00    0.00
        April 2006......................  72.48   48.87    0.00    0.00
        May 2006........................  67.16   44.54    0.00    0.00
        June 2006.......................  61.86    0.00    0.00    0.00
        July 2006.......................  56.60    0.00    0.00    0.00
        August 2006.....................  51.44    0.00    0.00    0.00
        September 2006..................  46.31    0.00    0.00    0.00
        October 2006....................   0.00    0.00    0.00    0.00
        November 2006...................   0.00    0.00    0.00    0.00
        December 2006...................   0.00    0.00    0.00    0.00
        January 2007....................   0.00    0.00    0.00    0.00
        February 2007...................   0.00    0.00    0.00    0.00
        March 2007......................   0.00    0.00    0.00    0.00
        April 2007......................   0.00    0.00    0.00    0.00
        May 2007........................   0.00    0.00    0.00    0.00
        June 2007.......................   0.00    0.00    0.00    0.00

        Weighted Average Life (years)(1)   4.02    3.66    3.19    2.68

--------
(1)The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

                Percentage of Original Class B Principal Amount
               at Various Absolute Prepayment Model Percentages:

        Payment Date                      0.50%   1.00%   1.50%   2.00%
        ------------                     ------  ------  ------  ------
        Closing Date.................... 100.00% 100.00% 100.00% 100.00%
        August 2002..................... 100.00  100.00  100.00  100.00
        September 2002.................. 100.00  100.00  100.00  100.00
        October 2002.................... 100.00  100.00  100.00  100.00
        November 2002................... 100.00  100.00  100.00  100.00
        December 2002................... 100.00  100.00  100.00  100.00
        January 2003.................... 100.00  100.00  100.00   95.71
        February 2003................... 100.00  100.00   98.44   73.99
        March 2003...................... 100.00  100.00   74.65   70.56
        April 2003...................... 100.00   75.97   71.71   67.21
        May 2003........................ 100.00   73.45   68.82   63.94
        June 2003.......................  75.68   70.95   65.98   60.74
        July 2003.......................  73.53   68.49   63.19   57.61
        August 2003.....................  71.38   66.06   60.46   54.56
        September 2003..................  69.25   63.65   57.78   51.59
        October 2003....................  67.12   61.28   55.15   48.70
        November 2003...................  65.01   58.94   52.58   45.89
        December 2003...................  62.90   56.64   50.06   43.15
        January 2004....................  60.80   54.36   47.60   40.50
        February 2004...................  58.72   52.12   45.20   37.93
        March 2004......................  56.64   49.91   42.85   35.43
        April 2004......................  54.58   47.73   40.55   33.02
        May 2004........................  52.53   45.58   38.32   30.70
        June 2004.......................  50.51   43.50   36.16   28.39
        July 2004.......................  48.51   41.44   34.06   26.17
        August 2004.....................  46.51   39.42   32.01   24.03
        September 2004..................  44.53   37.43   30.00   21.98
        October 2004....................  42.56   35.48   28.00   20.02
        November 2004...................  40.60   33.56   26.07   18.14
        December 2004...................  38.65   31.68   24.20   16.36
        January 2005....................  36.71   29.79   22.39   14.66
        February 2005...................  34.78   27.92   20.64   13.06
        March 2005......................  33.34   26.47   19.22   11.68
        April 2005......................  31.93   25.05   17.86   10.38
        May 2005........................  30.51   23.66   16.55    0.00
        June 2005.......................  29.07   22.30   15.27    0.00
        July 2005.......................  27.63   20.96   14.05    0.00
        August 2005.....................  26.19   19.65   12.86    0.00
        September 2005..................  24.76   18.36   11.73    0.00
        October 2005....................  23.35   17.10   10.63    0.00
        November 2005...................  21.93   15.87    9.59    0.00
        December 2005...................  20.53   14.66    0.00    0.00
        January 2006....................  19.13   13.48    0.00    0.00
        February 2006...................  17.74   12.33    0.00    0.00
        March 2006......................  16.36   11.20    0.00    0.00
        April 2006......................  15.23   10.27    0.00    0.00
        May 2006........................  14.11    9.36    0.00    0.00
        June 2006.......................  13.00    0.00    0.00    0.00
        July 2006.......................  11.89    0.00    0.00    0.00
        August 2006.....................  10.81    0.00    0.00    0.00
        September 2006..................   9.73    0.00    0.00    0.00
        October 2006....................   0.00    0.00    0.00    0.00
        November 2006...................   0.00    0.00    0.00    0.00
        December 2006...................   0.00    0.00    0.00    0.00
        January 2007....................   0.00    0.00    0.00    0.00
        February 2007...................   0.00    0.00    0.00    0.00
        March 2007......................   0.00    0.00    0.00    0.00
        April 2007......................   0.00    0.00    0.00    0.00
        May 2007........................   0.00    0.00    0.00    0.00
        June 2007.......................   0.00    0.00    0.00    0.00

        Weighted Average Life (years)(1)   2.22    1.95    1.69    1.44

--------
(1)The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

                      POOL FACTORS AND OTHER INFORMATION

   The pool factor with respect to any class of notes is a seven digit decimal which the servicer will compute each month indicating the outstanding principal amount of that class of notes as a fraction of the original principal amount of that class of notes. The pool factor will be 1.0000000 as of the closing date; thereafter, the pool factor will decline to reflect reductions in the principal amount of the applicable class of notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of
(1) the original denomination of your note and (2) the pool factor.

   Under the indenture, DTC will receive monthly reports concerning the payments received on the receivables, the pool factors and various other items of information. DTC will supply these reports to noteholders in accordance with its procedures. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Trust Documents--Reports to Noteholders" in this prospectus supplement.

                                USE OF PROCEEDS

   World Omni Auto Receivables LLC will use the net proceeds of the sale of the notes to purchase the receivables from World Omni Financial Corp. World Omni Financial Corp. will use all of the proceeds to reacquire the receivables from various structured commercial paper issuers (including commercial paper issuers administered by affiliates of Credit Suisse First Boston Corporation and First Union Securities, Inc.) and an affiliate of World Omni Financial Corp.

                           DESCRIPTION OF THE NOTES

   The notes will be issued under the terms of an indenture between the issuer and the indenture trustee, and the certificates will be issued under the terms of a trust agreement between World Omni Auto Receivables LLC and the owner trustee. We have filed forms of the indenture and the trust agreement as exhibits to the registration statement.

Payments of Interest

   Interest on the principal amounts of the classes of the notes will accrue at the notes' respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing August 15, 2002. Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the 15th day of the preceding month. Interest will accrue on the outstanding principal amount of the notes at the applicable interest rate during the related interest accrual period, which is from and including the previous payment date to, but excluding, the current payment date, which period will be assumed to be 30 days for all notes other than the Class A-1 Notes. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year. Interest on each other class of the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. On the initial payment date, the interest payable on each class of notes will be based on the aggregate original principal amount of each class and the number of days from and including the closing date to but excluding August 15, 2002. The indenture trustee will generally apply the Available Funds and any withdrawals from the reserve account to make interest payments on the notes. We refer you to "Description of the Trust Documents--Distributions--Payments to Noteholders" in this prospectus supplement.

   Interest payments on each series of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described elsewhere in this prospectus supplement, the Class A Notes will be entitled to receive certain payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share--based upon the aggregate amount of interest due to the holders of all Class A Notes--of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the notes until interest on the Class B Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full.

Payments of Principal

   The indenture trustee will remit principal payments to the noteholders on each payment date in an amount generally equal to the excess, if any, of

  . the sum of the aggregate outstanding principal balance of the notes as of the day immediately preceding that payment date and the overcollateralization target amount for that payment date over

  . the aggregate outstanding principal balance of the receivables as of the last day of the prior calendar month.

The indenture trustee generally will remit principal payments on the notes from Available Funds, if any, remaining after the payment of interest on the notes. Amounts in the reserve account are also available to make payments of principal of a class of notes on the expected final payment date for that class of notes and other payments of principal in certain limited circumstances. We refer you to "Description of the Trust Documents--Distributions--Payments to Noteholders" and "--Reserve Account" in this prospectus supplement.

   On the business day immediately preceding each payment date, the servicer shall determine the amount in the collection account for the calendar month preceding such payment date. We refer to this period as the "collection period." The collection period for the first payment date shall be from but excluding the cutoff date to and including July 31, 2002. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

   On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (2) and (5) in "Description of the Trust Documents--Distributions--Allocations and Distributions," the trust will pay principal of the notes in the following order of priority:

      (1) to the Class A-1 Notes until they are paid in full;

      (2) to the other Class A Notes, sequentially to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until each class is paid in full, the amount required to reduce the aggregate principal balance of the Class A Notes to an amount equal to approximately 94.32% of the amount by which the Pool Balance exceeds the overcollateralization target amount for that payment date; and

      (3) to the Class B Notes, the amount required to reduce the principal balance of the Class B Notes to an amount equal to approximately 5.68% of the amount by which the Pool Balance exceeds the overcollateralization target amount for that payment date.

   If the notes are declared to be due and payable following the occurrence of an event of default, the trust will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

      (1) to the holders of the Class A-1 Notes until paid in full;

      (2) to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full; and

      (3) to the holders of the Class B Notes until the Class B Notes are paid in full.

   On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

  . the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on July 15, 2003;

  . the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on January 18, 2005;

  . the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on July 17, 2006;

  . the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on July 15, 2009; and

  . the principal amount of the Class B Notes, to the extent not previously paid, will be due on July 15, 2009.

   The actual date on which the aggregate outstanding principal amount of any class of notes is paid in full may be earlier than the final scheduled payment date for that class.

Optional Redemption

   To avoid excessive administrative expense, the servicer may at its option purchase all remaining receivables from the trust. The servicer may exercise this option on or after the last day of any month during which the aggregate principal balance of the receivables is reduced to 10.00% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price for the receivables will at least equal the aggregate of the unpaid principal amounts of the notes plus accrued and unpaid interest as of such last day. Exercise of this right will result in the redemption of the notes at a price equal to the unpaid principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption. Upon declaration of an optional redemption, the indenture trustee will give written notice of redemption to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder's note at the office or agency of the indenture trustee specified in the notice of termination.

                           REGISTRATION OF THE NOTES

Book-Entry Registration

   The notes will initially be represented by notes registered in the name of Cede & Co. as nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000.

                      DESCRIPTION OF THE TRUST DOCUMENTS

   The following summary describes the material terms of the trust documents which consist of the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement. We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final trust documents with the SEC following the issuance of the notes. Because this is a summary of the trust documents, it does not contain all the information that may be important to you. You should read the trust documents in their entirety if you require complete information regarding their contents.

Sale and Assignment of Receivables

   On or before the closing date, the seller will purchase from World Omni Financial Corp. under the purchase agreement, without recourse, except as provided in the purchase agreement, World Omni Financial Corp.'s entire interest in the receivables, together with World Omni Financial Corp.'s security interests in the related financed vehicles. At the time of issuance of the notes, the seller will sell and assign to the trust, without recourse, except as provided in the sale and servicing agreement, its entire interest in the receivables, together with its security interests in the financed vehicles. The owner trustee will, concurrently with such sale and assignment, execute, and the indenture trustee will authenticate and deliver to the seller the notes and the certificates in exchange for the receivables. The seller will sell the notes to the underwriters. We refer you to "Underwriting" in this prospectus supplement.

   To assure uniform quality in servicing as well as to reduce administrative costs, the indenture trustee will appoint the servicer as custodian of the receivables and all documents related thereto. The receivables will not be physically segregated from other retail installment sale contracts of the servicer or those which the servicer services for others.

   In the trust documents, World Omni Financial Corp. will make representations and warranties concerning the receivables, as described under "The Receivables Pool" in the prospectus. As of the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to the seller and World Omni Financial Corp. or discovery by either of a breach of any representation or warranty concerning a receivable that materially and adversely affects the receivable, unless the breach is cured, World Omni Financial Corp. will purchase such receivable from the trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the owner trustee or the indenture trustee for any such uncured breach.

Trust Accounts

   The indenture trustee will establish and maintain a collection account in the name of the indenture trustee on behalf of the noteholders. Within two business days of receipt of funds, the servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the four conditions listed below are satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the payment date (whether or not such funds will be distributed to noteholders, retained in the collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

   The four conditions that must be satisfied are as follows:

      (1) World Omni Financial Corp. remains the servicer, other than in connection with the Annual Transfer, under the sale and servicing agreement,

      (2) no default by the servicer has occurred and is continuing,

      (3) World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the notes, and

      (4) World Omni Financial Corp. either:

      . maintains a short-term debt rating of at least A-1 by Standard & Poor's, Prime-1 by Moody's Investors Service, Inc. and F1 by Fitch, Inc.,

      . arranges for and maintains a letter of credit or other form of enhancement for the servicer's obligations to make deposits of collections on the receivables in the collection account that is acceptable in form and substance to each rating agency, or

      .  otherwise satisfies the condition described in (3) above.

   The indenture trustee will also establish and maintain one or more distribution accounts, in the name of the indenture trustee on behalf of the noteholders, from which it will make all distributions with respect to the notes.

Advances

   The servicer will be obligated to make advances of 30 days of interest on each payment date in respect of receivables delinquent for more than 30 days, which is determined as of the last day of the related collection period, to the extent it determines that the advance will be recoverable. The servicer will recover advances from subsequent payments by or on behalf of the respective obligor or, upon the servicer's determination that an advance is nonrecoverable, from any collections made on other receivables.

Servicing Compensation

   The servicing fee during a collection period for the servicer will be 1.00% per annum of the principal balance of the receivables as of the first day of the collection period or, in the case of the first payment date, as of the cutoff date.

   The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the payment date following the collection period out of collections for the collection period before any amounts are made available to make payments to the noteholders. The servicer may elect to defer all or a portion of the servicing fee with respect to a collection period as discussed in "Description of the Trust Documents--Servicing Compensation" in the prospectus.

Servicing of Defaulted Receivables

   The sale and servicing agreement provides that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, in servicing Defaulted Receivables so as to maximize the trust's realization of Defaulted Receivables. The sale and servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the trust's Defaulted Receivables.

Distributions

  Allocations and Distributions

   On or before the business day immediately preceding each payment date, subject to the subordination provisions with respect to the Class B Notes described in this prospectus supplement, the servicer will instruct the indenture trustee to make the following allocations and distributions, to the extent of the Available Funds, in the following order of priority:

      (1) allocate to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under "--Payments to Noteholders," from Available Funds, the Class A Noteholders' Interest Distributable Amount;

      (2) allocate to the holders of the notes for distribution in respect of principal of the notes as described under "--Payments to Noteholders," from Available Funds remaining after the application of clause (1), the Noteholders' First Priority Principal Distributable Amount;

      (3) allocate to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under "--Payments to Noteholders," from Available Funds remaining after application of clauses
   (1) and (2), the Class B Noteholders' Interest Distributable Amount;

      (4) allocate to the reserve account, from Available Funds remaining after the application of clauses (1) through (3), the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

      (5) allocate to the holders of the notes for distribution in respect of principal of the notes as described under "--Payments to Noteholders," from Available Funds remaining after the application of clauses (1) through (4), an amount equal to the Noteholders' Principal Distributable Amount minus any amounts allocated under clause (2) above; and

      (6) distribute to the certificateholders, from Available Funds remaining after the application of clauses (1) through (5), the remaining balance, if any.

   In the event that Available Funds are not sufficient to make the entire allocations required by clauses (1) through (3) above, the indenture trustee shall withdraw funds from the reserve account, but will not reduce the balance in the reserve account to below the Yield Supplement Amount for that payment date, and will apply those funds to complete the distributions required by those clauses in the priority specified above.

   Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

  Payments to Noteholders

   On each payment date:

      (1) all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such notes;

      (2) all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes;

      (3) all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the notes in the following order of priority:

      .  to the Class A-1 Notes until they are paid in full;

      . to the other Class A Notes, sequentially to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until each class is paid in full, the amount required to reduce the aggregate principal balance of the Class A Notes to an amount equal to approximately 94.32% of the amount by which the Pool Balance exceeds the Overcollateralization Target Amount for that payment date; and

      . to the Class B Notes, the amount required to reduce the principal balance of the Class B Notes to an amount equal to approximately 5.68% of the amount by which the Pool Balance exceeds the Overcollateralization Target Amount for that payment date.

   In addition, on and after the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of notes in full.

   The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

   If the notes are declared to be due and payable following the occurrence of an event of default, the trust will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

      (1) to the holders of the Class A-1 Notes until paid in full;

      (2) to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full; and

      (3) to the holders of the Class B Notes until the Class B Notes are paid in full.

Reserve Account

   The reserve account will provide protection to the noteholders. The seller will initially cause to be deposited into the reserve account cash or eligible investments in an amount equal to the sum of (a) 0.75% of the aggregate principal balance of the receivables as of the cutoff date and (b) the Yield Supplement Amount as of the closing date, which based on the receivables included in the preliminary pool is expected to be approximately $14,719,124. The trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account.

   The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. The servicer will instruct the indenture trustee to withdraw funds from the reserve account, but will not reduce the balance in the reserve account to below the Yield Supplement Amount for that payment date, and apply those funds to make the payments in clauses
(1) through (3) under "--Distributions--Allocations and Distributions" above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, or, if the notes are accelerated as a result of a payment default, the indenture trustee will apply funds from the reserve account to repay such class or classes of notes in full.

   A portion of the amount on deposit in the reserve account represented by the Yield Supplement Amount is intended to supplement interest collections on the receivables with annual percentage rates below the Required Rate. Amounts in the reserve account up to the Yield Supplement Amount for that payment date will not be available to cover shortfalls in payments of clauses (1) through
(3) under "--Distributions--Allocations and Distributions" above. However, those amounts may become available on future payment dates as the Yield Supplement Amount decreases.

   On each payment date, the indenture trustee will deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in clauses (1) through (3) under "--Distributions--Allocations and Distributions" above.

   If the amount on deposit in the reserve account on any payment date (after giving effect to all deposits therein or other withdrawals therefrom on such payment date) is greater than the Required Reserve Amount for the related payment date, the excess amount will be added to the Available Funds for that payment date. As the Yield Supplement Amount steps-down on each payment date, the Required Reserve Amount correspondingly steps-down.

   After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, the indenture trustee will distribute any remaining funds in the reserve account to the certificateholders.

   The reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the notes.

Overcollateralization

   Overcollateralization represents the amount by which the aggregate principal balance of the receivables exceeds the principal balance of the notes. The aggregate principal balance of the receivables as of the cutoff date is expected to exceed the initial balance of the notes by approximately $12,750,000 or approximately 1.50% of the expected aggregate principal balance of the receivables as of the cutoff date. In general, the dollar amount of overcollateralization will decrease as the Pool Balance decreases. The application of funds according to clause (5) under "--Distributions--Allocations and Distributions" is designed to increase the level of overcollateralization to a target amount of 3.25% of the Pool Balance, but not less than $8,500,000, as a result of the payment of a greater amount of principal on the notes in the first several months after the closing date than is paid on the principal of the receivables during the related period. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections for the receivables, if any.

Indenture

   Notwithstanding the description of events of default under the indenture and resulting rights of noteholders in the prospectus under the caption "Description of the Notes--The Indenture--Events of Default; Rights upon Events of Default," until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor indenture trustees to be appointed for the Class A Notes and/or the Class B Notes, in order that there be a separate indenture trustee for each class of notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes will be entitled to their respective share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement, and only the holders of the Class A Notes will have the right to waive events of default under the indenture or servicer defaults or direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for such class of notes and the successor trustee's acceptance of that appointment.

   Each of the holders of the Class B Notes, by accepting its respective interest in a Class B Note, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Reports to Noteholders

   On each payment date, the indenture trustee will receive and forward to DTC a statement prepared by the servicer as described in "Description of the Securities--Reports to Securityholders" in the prospectus. DTC will supply these reports to noteholders in accordance with its procedures.

   In addition to the information specified in "Description of the Securities--Reports to Securityholders" in the prospectus, the statement will set forth the following:

      (1) the Noteholders' First Priority Principal Distributable Amount, if any, for the related payment date;

      (2) the Noteholders' Principal Distributable Amount for the related payment date;

      (3) the amount of any interest and principal carryover shortfall on the related payment date;

      (4) the balance of the reserve account after giving effect to deposits and withdrawals to be made on that payment date; and

      (5) the Overcollateralization Target Amount for the next payment date.

   The report will indicate each amount described in clauses (1), (2) and (3) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

Description of the Certificates

   The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the trust, will initially be held by the seller, who may thereafter sell the certificates. The certificates will not bear interest.

                        FEDERAL INCOME TAX CONSEQUENCES

   Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Consequences," and supersedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

  Characterization of the Notes

   There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the trust has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Kirkland & Ellis, special tax counsel to the seller, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the trust. The remainder of this discussion assumes that the notes are debt for federal income tax purposes. For a discussion of the treatment if the notes were not considered debt for federal income tax purposes, see "Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes" in the accompanying prospectus.

  Classification of the Trust

   In the opinion of Kirkland & Ellis, special tax counsel to the seller, the trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity when there is a single beneficial owner of the trust or will be treated as a domestic partnership when there are two or more beneficial owners of the trust.

Discount and Premium

   For federal income tax reporting purposes, it is anticipated that the notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at 1.5% absolute prepayment model rate, and there will be no extensions of maturity for any receivable.

   The IRS has issued regulations under Sections 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the notes are advised to consult with their tax advisors concerning the tax treatment of such notes.

   Certain classes of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder's purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

   Because the Class A-1 Notes have a maturity of less than one year from the date of issuance, special rules may apply. We refer you to "Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--Interest Income on the Notes" in the prospectus.

Gain or Loss on Disposition

   If you sell a note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note or accrued market discount previously reported as income, and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. When you sell a note or receive a principal payment with respect to a note, your gain will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Upon a partial principal payment, your gain is equal to the difference between the amount of the payment and the portion of your adjusted basis in the note (as described above) allocable to such payment (generally on a pro rata basis). You will not recognize a loss upon a partial principal payment unless you are entitled to a bad debt deduction under the applicable rules of the Internal Revenue Code. All loss upon a sale and any gain in excess of accrued market discount will generally be a long-term capital gain or loss if you held the note for more than one year.

Backup Withholding and Information Reporting

   Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 30% for payments made during 2002 and 2003 (decreasing to 29% during 2004 and 2005, and 28% during 2006 and thereafter) if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   We will report to noteholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the notes.

                       STATE AND LOCAL TAX CONSEQUENCES

   A rule under the Florida Income Tax Code (the "Loan Rule") provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Dunn Baena Price &

Axelrod LLP, special Florida counsel to the seller, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

   The State of Florida imposes a value-based intangibles tax on January 1 of each year on certain intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. On the last business day of each year, in an effort to minimize the impact of this intangibles tax, the seller intends to transfer 99% of its right, title and interest in, to and under the certificates owned by the seller as of such day, together with all of its duties, rights and obligations under the sale and servicing agreement and the administration agreement to a special purpose entity, which is an affiliate of World Omni Financial Corp., located and managed outside the State of Florida (such transfer, the "Annual Transfer"). In connection with such Annual Transfer, World Omni Financial Corp. shall transfer all of its rights, obligations and duties under the sale and servicing agreement to the special purpose entity. The trust will continue to maintain its first priority perfected security interest in the receivables. Only 99% of the seller's interest in the receivables, evidenced by the certificates, and its duties, rights and obligations under the sale and servicing agreement and the administration agreement together with World Omni Financial Corp.'s management and control authority and obligations, will be transferred to the special purpose entity, to be held in escrow and returned to the seller and World Omni Financial Corp., respectively, on the first business day of the following year. This Annual Transfer is consistent with the Technical Assistance Advisement 95(C)2-021 issued by the Florida Department of Revenue, which holds that a transfer of receivables to a wholly-owned subsidiary located outside the State of Florida and having no contacts with the State of Florida was sufficient to avoid the imposition of the intangibles tax on the receivables subject to such tax. As additional protection, the trust will be indemnified by World Omni Financial Corp. with respect to any liability the trust may incur for this intangibles tax. All investors having any Florida contacts are urged to consult their own tax advisors regarding the possible application of the intangibles tax to their investment in the notes.

   The discussion above does not address the tax treatment of the trust, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the trust and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

                             ERISA CONSIDERATIONS

   Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account, a Keogh plan and any other plan within the meaning of Section 4975 of the Internal Revenue Code (each a "Benefit Plan"), from engaging in particular transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

   Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the

"Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the notes should be treated as indebtedness of the trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses.

   However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the seller, the servicer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the notes with the assets of a Benefit Plan; or (2) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Internal Revenue Code.

   Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

   A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                 UNDERWRITING

   Under the terms and subject to the conditions contained in an underwriting agreement dated June 25, 2002 among World Omni Financial Corp., the seller and Banc of America Securities LLC, as representative of the underwriters, the seller has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

                                             Aggregate Principal Amount of Notes to be Purchased
                                       ---------------------------------------------------------------
                                        Class A-1    Class A-2    Class A-3    Class A-4     Class B
Underwriter                               Notes        Notes        Notes        Notes        Notes
-----------                            ------------ ------------ ------------ ------------ -----------
Banc of America Securities LLC........ $ 79,200,000 $ 79,000,000 $ 92,800,000 $ 65,200,000 $23,375,000
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated...................   79,200,000   79,000,000   92,800,000   65,200,000  23,375,000
First Union Securities, Inc...........   19,800,000   19,750,000   23,200,000   16,300,000          --
Credit Suisse First Boston Corporation   19,800,000   19,750,000   23,200,000   16,300,000          --
                                       ------------ ------------ ------------ ------------ -----------
   Total.............................. $198,000,000 $197,500,000 $232,000,000 $163,000,000 $46,750,000
                                       ============ ============ ============ ============ ===========

   Wachovia Corporation conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of First Union Securities, Inc., which may or may not be participating as an underwriter in the sale of the notes by this prospectus supplement.

   The seller has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes. After the initial public offering, the public offering price and such concessions may be changed.

                Selling Concession Reallowance
                ------------------ -----------
Class A-1 Notes       0.0750%        0.0375%
Class A-2 Notes       0.1050         0.0525
Class A-3 Notes       0.1300         0.0650
Class A-4 Notes       0.1400         0.0700
Class B Notes..       0.2100         0.1050

   The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the notes offered hereby if any of such notes are purchased.

   Each underwriter has represented and agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, (c) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, and (d) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

   The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the seller do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the seller that they intend to act as market makers for the notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

   In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the notes for the purpose of stabilizing their market price. In addition, the underwriters may impose "penalty bids" whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

   World Omni Financial Corp. and the seller have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

   In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to "Use of Proceeds" in this prospectus supplement and "Plan of Distribution" in the accompanying prospectus.

   The following chart sets forth information on the aggregate proceeds to the seller from the sale of the notes.

                                                         As Percent of Initial
                                                       Aggregate Principal Amount
                                                              of the Notes
                                                       --------------------------
Aggregate Price to Public of the Notes $837,171,061.20         99.990572%
Aggregate Underwriting Discount....... $  1,625,275.00          0.194121%
Aggregate Proceeds to Seller.......... $835,545,786.20         99.796451%
Additional Offering Expenses.......... $    925,000.00          0.110481%

                                 LEGAL MATTERS

   Some legal matters relating to the securities will be passed upon for the seller and the servicer by Kirkland & Ellis, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Dunn Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the notes will be passed upon for the underwriters by McKee Nelson LLP.

                GLOSSARY OF TERMS TO THE PROSPECTUS SUPPLEMENT

   The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa.

   "Annual Transfer" is defined on page S-34.

   "Available Funds" means, generally, with respect to any payment date, the sum of the following amounts with respect to the related collection period:

  .  all collections on the receivables;

  .  advances made by the servicer with respect to delinquent receivables;

  . all proceeds of liquidated receivables, net of expenses incurred by the servicer in connection with the liquidation and any amounts required by law to be remitted to the obligor on the liquidated receivables and all recoveries in respect of liquidated receivables that became liquidated receivables in prior collection periods;

  . the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation that arose during the related collection period;

  . partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

  .  amounts in the Reserve Account in excess of the Required Reserve Amount;

  . investment earnings on funds on deposit in the collection account and the Reserve Account; and

  . redeposits into the collection account of amounts available for distribution to certificateholders from the previous payment date, if any.

   Available Funds for each payment date will be reduced by the servicing fee for the payment date and any previously unpaid servicing fees, late fees, any prepayment fees, administrative charges and reimbursements to the servicer of advances.

   "Benefit Plan" is defined on page S-34.

   "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any payment date, the excess of the Class A Noteholders' Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

   "Class A Noteholders' Interest Distributable Amount" means, with respect to any payment date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for the payment date and the Class A Noteholders' Interest Carryover Shortfall for the payment date.

   "Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any payment date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the outstanding principal amount of the notes of the class on the immediately preceding payment date or, in the case of the first payment date, on the closing date, after giving effect to all payments of principal to the noteholders of the class on or prior to the preceding payment date.

   "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any payment date, the excess of the Class B Noteholders' Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

   "Class B Noteholders' Interest Distributable Amount" means, with respect to any payment date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such payment date and the Class B Noteholders' Interest Carryover Shortfall for such payment date.

   "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any payment date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the first payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

   "Defaulted Receivable" means a receivable as to which (a) all or any part of a monthly payment is 120 or more days past due and the servicer has not repossessed the related financed vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first. The principal balance of any receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

   "Loan Rule" is defined on page S-33.

   "Noteholders' Distributable Amount" means, with respect to any payment date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

   "Noteholders' First Priority Principal Distributable Amount" means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date.

   "Noteholders' Interest Distributable Amount" means, with respect to any payment date, the sum of the Class A Noteholders' Interest Distributable Amount for such payment date and the Class B Noteholders' Interest Distributable Amount for such payment date.

   "Noteholders' Principal Distributable Amount" means, with respect to the payment date, the excess, if any, of (a) the sum of the aggregate outstanding principal balance of the notes as of the day immediately preceding that payment date and the Overcollateralization Target Amount for that payment date over (b) the Pool Balance for that payment date.

   "Outstanding Amount" means the aggregate principal amount of all notes, or class of notes, as applicable, outstanding at the date of determination.

   "Overcollateralization Target Amount" means, with respect to any payment date, an amount equal to 3.25% of the Pool Balance for that payment date, but not less than $8,500,000.

   "Pool Balance" means, as of any payment date, the aggregate principal balance of the receivables as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, for such collection period, and after reduction to zero of the aggregate outstanding principal balance of any receivable that became a Defaulted Receivable during the related collection period.

   "PTCE" is defined on page S-35.

   "Purchase Amount" means, with respect to a receivable, the amount, as of the close of business on the last day of the collection period as of which that receivable is purchased, required to prepay in full that receivable under the terms thereof including all accrued and unpaid interest and interest to that last day.

   "Regulation" is defined on page S-34.

   "Required Rate" means 5.05%.

   "Required Reserve Amount" means, with respect to any payment date, the sum of (a) lesser of (1) $6,375,000 and (2) the Outstanding Amount of the notes and
(b) the Yield Supplement Amount for that payment date.

   "Yield Supplement Amount" means for any payment date, the amount set forth in a schedule calculated with respect to the receivables in the final pool assuming that those receivables pay as scheduled, equal to the aggregate for each such receivable with an interest rate below the Required Rate of the present value, discounted at a rate of 1.25% per annum, of the product, for each month, of (a) the scheduled balance of that receivable as of the open of business on the first day of the related month and (b) the result of (1) the Required Rate minus the interest rate of that receivable divided by (2) twelve; provided, however, that the Servicer may, from time to time after the closing date, recalculate the schedule on the same basis but including only those receivables that remain in the trust and that are not Defaulted Receivables. Assuming that (1) the characteristics of the receivables in the final pool are identical to the characteristics of the receivables in the preliminary pool and that (2) the aggregate principal balance of the receivables in the final pool as of the cutoff date is $850,000,000, the Yield Supplement Amount schedule as of the closing date would be as follows:

                                            Yield
                                          Supplement
                          Payment Date      Amount
                          ------------   -------------
                          Closing Date.. $8,344,124.43
                          August 2002...  7,848,809.35
                          September 2002  7,368,886.24
                          October 2002..  6,904,375.49
                          November 2002.  6,455,297.51
                          December 2002.  6,021,672.75
                          January 2003..  5,603,521.69
                          February 2003.  5,200,864.84
                          March 2003....  4,813,722.74
                          April 2003....  4,442,115.98
                          May 2003......  4,086,065.16
                          June 2003.....  3,745,590.90
                          July 2003.....  3,420,711.55
                          August 2003...  3,111,447.76
                          September 2003  2,817,820.26
                          October 2003..  2,539,847.90
                          November 2003.  2,277,551.47
                          December 2003.  2,030,951.80
                          January 2004..  1,800,069.75
                          February 2004.  1,584,926.17
                          March 2004....  1,385,541.89
                          April 2004....  1,201,912.40
                          May 2004......  1,034,045.65
                          June 2004.....    881,938.25
                          July 2004.....    745,569.87
                          August 2004...    624,894.63
                          September 2004    519,634.28
                          October 2004..    429,613.08
                          November 2004.    354,590.45
                          December 2004.    294,447.41
                          January 2005..    248,844.32
                          February 2005.    215,551.63
                          March 2005....    190,828.97
                          April 2005....    171,000.37
                          May 2005......    153,308.93
                          June 2005.....    137,201.74
                          July 2005.....    122,395.77

                                                 (table continued on next page)

(table continued from previous page)

                                            Yield
                                          Supplement
                          Payment Date      Amount
                          ------------   -------------
                          August 2005... $  108,684.96
                          September 2005     95,951.75
                          October 2005..     84,193.12
                          November 2005.     73,405.54
                          December 2005.     63,588.26
                          January 2006..     54,735.18
                          February 2006.     46,825.60
                          March 2006....     39,775.44
                          April 2006....     33,461.65
                          May 2006......     27,798.46
                          June 2006.....     22,734.05
                          July 2006.....     18,233.25
                          August 2006...     14,280.90
                          September 2006     10,853.52
                          October 2006..      7,949.58
                          November 2006.      5,570.98
                          December 2006.      3,718.91
                          January 2007..      2,390.06
                          February 2007.      1,547.85
                          March 2007....      1,000.65
                          April 2007....        606.17
                          May 2007......        335.20
                          June 2007.....        164.83
                          July 2007.....         80.63
                          August 2007...         66.46
                          September 2007         53.66
                          October 2007..         42.23
                          November 2007.         32.19
                          December 2007.         23.55
                          January 2008..         16.30
                          February 2008.         10.45
                          March 2008....          6.01
                          April 2008....          2.98
                          May 2008......          0.99
                          June 2008.....          0.00

PROSPECTUS

      Auto Receivables Backed Notes and Certificates (Issuable in Series)

                        WORLD OMNI AUTO RECEIVABLES LLC
                                    Seller


 You should carefully consider the risk factors beginning on page 3 of this prospectus.

 The notes are obligations of the trust that issued those notes and are backed only by the assets of the trust. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

 This prospectus may not be used to consummate sales of the offered securities unless accompanied by a prospectus supplement.

                           The Trusts:

                            1. a new trust will be formed to issue each series
                               of securities.

                            2. each trust will consist primarily of:

                              . retail installment sale contracts secured by new and used automobiles and light-duty trucks; and

                              . other assets as described in this prospectus and to be specified in the related prospectus supplement.

                           The Securities:

                            1. will be asset backed securities sold
                               periodically in one or more series and each series will be secured by the assets of the trust or will evidence beneficial ownership interests in the trust;

                            2. will be offered in separate series;

                            3. if specified in the related prospectus
                               supplement, all of the classes may not be offered in a particular series;

                            4. of a series may be divided into two or more
                               classes, which may have different interest rates and which may receive principal payments in differing proportions and at different times;

                            5. will consist of:

                              . notes (which will be treated as indebtedness of the trust) and/or

                              .  certificates (which will represent an
                                 undivided ownership interest in the trust); and

                            6. of any series are not obligations of World Omni
                               Auto Receivables LLC, World Omni Financial Corp. or any of their affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental agency.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

   No secondary market will exist for a series of securities prior its offering. We cannot assure you that a secondary market will develop for the securities of any series or, if it does develop, that it will continue.

                 The date of this prospectus is June 25, 2002

                               TABLE OF CONTENTS

               Section                                       Page
               -------                                       ----
               Risk Factors.................................   3
                You May Rely For Repayment Only Upon
                  the Trust's Assets, Which May Not Be
                  Sufficient to Make Full Payments on
                  Your Securities...........................   3
                You May Experience Reduced Returns and
                  Delays on Your Securities Resulting from
                  Changes in Delinquency Levels and
                  Losses....................................   3
                You May Experience Reduced Returns on
                  Your Securities Resulting from
                  Prepayments...............................   3
                You May Experience Reduced Returns on
                  Your Securities Resulting from
                  Distribution of Amounts in the Pre-
                  Funding Account...........................   4
                Interests of Other Persons in the
                  Receivables and Financed Vehicles Could
                  Be Superior to the Trust's Interest, Which
                  May Result in Reduced Payments on
                  Your Securities...........................   5
                Receivables that Fail to Comply with
                  Consumer Protection Laws May Result in
                  Losses on Your Investment.................   6
               Prospectus Supplement........................   8
               The Issuers..................................   9
               The Trust Assets.............................   9
               The Receivables Pool.........................   9
                Receivables Pools...........................   9
                Pre-Funding Accounts........................  10
                The Receivables.............................  11
                Delinquencies, Repossessions and Net
                  Losses....................................  11
                Maturity and Prepayment
                  Considerations............................  11
               The Seller...................................  11
               World Omni Financial Corp....................  12
               World Omni Financial Corp.'s Automobile
                 Finance Business...........................  12
                Underwriting................................  13
                Risk Based Pricing..........................  14
                Servicing...................................  14
                Insurance...................................  15
               Pool Factors.................................  15
               Use of Proceeds..............................  16
               The Trustee..................................  16

                 Section                                   Page
                 -------                                   ----
                 Description of the Securities............  16
                  General Payment Terms of Securities.....  17
                  Book-Entry Registration.................  18
                  Definitive Securities...................  20
                  Reports to Securityholders..............  21
                 Description of the Trust Documents.......  21
                  Sale and Assignment of Receivables......  22
                  Accounts................................  22
                  The Servicer............................  23
                  Servicing Procedures....................  24
                  Payments on Receivables.................  24
                  Servicing Compensation..................  25
                  Distributions...........................  25
                  Credit and Cash Flow Enhancements.......  25
                  Evidence as to Compliance...............  26
                  Servicer Resignation and Servicer
                    Indemnification.......................  26
                  Servicer Termination Event..............  27
                  Rights upon Servicer Termination Event..  27
                  Waiver of Past Defaults.................  28
                  Amendments..............................  28
                  Termination.............................  28
                  Voting Rights; Controlling Securities...  28
                 Description of the Notes.................  29
                  Principal and Interest on the Notes.....  29
                  The Indenture...........................  30
                 Description of the Certificates..........  33
                  Distributions of Principal and Interest.  33
                 Some Legal Aspects of the Receivables....  33
                  Interests in the Receivables............  34
                  Security Interests in the Financed
                    Vehicles..............................  34
                  Repossession............................  35
                  Notice of Sale; Redemption Rights.......  35
                  Deficiency Judgments and Excess Proceeds  36
                  Consumer Protection Laws................  36
                  Other Limitations.......................  37
                 Federal Income Tax Consequences..........  37
                  FASITs..................................  38
                  Treatment of Trusts.....................  38
                  Tax Consequences to Holders of the Notes  39
                  Tax Consequences to Holders of the
                    Certificates..........................  43
                  Trusts Treated as Grantor Trusts........  47
                  Trusts Treated as Disregarded Entities..  52
                 ERISA Considerations.....................  52
                 Plan of Distribution.....................  52
                 Financial Information....................  53
                 Incorporation of Certain Information by
                   Reference..............................  53
                 Legal Matters............................  54
                 Glossary of Terms to the Prospectus......  55

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the securities before making an investment decision. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

     Your investment could be materially and adversely affected if any of the following risks are realized.

You must rely for repayment only upon the trust's Your securities are either secured by or represent assets, which may not be sufficient to make full  beneficial ownership interests solely in the assets of
payments on your securities.                      the related trust. Your securities will not present an
                                                  interest in or obligation of the seller, the trustee,
                                                  World Omni Financial Corp., or any other person.
                                                  The seller or another entity may have a limited
                                                  obligation to repurchase some receivables under
                                                  some circumstances as described in the agreements
                                                  relating to a particular series. Distributions on any
                                                  class of securities will depend solely on the amount
                                                  and timing of payments and other collections in
                                                  respect of the related receivables. The seller cannot
                                                  assure you that these amounts, together with other
                                                  payments and collections in respect of the related
                                                  receivables, will be sufficient to make full and timely
                                                  distributions on any offered securities. The offered
                                                  securities and the receivables will not be insured or
                                                  guaranteed, in whole or in part, by the United States
                                                  or any governmental entity or by any provider of
                                                  credit enhancement unless specified in the related
                                                  prospectus supplement.

You may experience reduced returns and delays     There can be no assurance that the historical levels of
on your securities resulting from changes in      delinquencies and losses experienced by World Omni
delinquency levels and losses.                    Financial Corp. on its loan portfolio will be
                                                  indicative of the performance of the receivables
                                                  included in the trust or that the levels will continue in
                                                  the future. Delinquencies and losses could increase
                                                  significantly for various reasons, including changes
                                                  in the local, regional or national economies or due to
                                                  other events.
                                                                                                          .
You may experience reduced returns on your        You may receive payment of principal on the
securities resulting from prepayments.            securities earlier than you expected for the reasons
                                                  set forth below. You may not be able to reinvest the
                                                  principal paid to you earlier than you expected at a
                                                  rate of return that is equal to or greater than the rate
                                                  of return on the securities. Prepayments on the
                                                  receivables by the related obligors and purchases of
                                                  the receivables by the seller and the servicer will
                                                  shorten the life of the securities to an extent that
                                                  cannot be fully predicted. Any reinvestment risks
                                                  resulting from a faster or slower incidence of
                                                  prepayment of receivables will be borne entirely by
                                                  you.

                                                     All of the receivables are prepayable at any time. The
                                                     rate of prepayments on the receivables may be
                                                     influenced by a variety of economic, social and other
                                                     factors, including:

                                                     .other events which have the same effect as
                                                      prepayments in full of receivables, including
                                                      liquidations due to default, as well as receipts of
                                                      proceeds from insurance policies and
                                                      repurchases of receivables;

                                                     .repurchases of receivables by World Omni
                                                      Financial Corp. as a result of breaches of
                                                      representations and warranties, and/or breaches
                                                      of particular covenants;

                                                     .the application of any remaining amounts on
                                                      deposit in any pre-funding accounts not applied
                                                      to the purchase of additional receivables; and

                                                     .the purchase by the servicer or the other entity
                                                      specified in the related prospectus supplement of
                                                      the receivables when the aggregate principal
                                                      balance thereof is 10% or less of the initial
                                                      aggregate principal balance.

                                                     The rate of prepayments of receivables cannot be
                                                     predicted and therefore, no assurance can be given as
                                                     to the level of prepayments that a trust will
                                                     experience.

You may experience reduced returns on your           A trust may have a pre-funding account. If it does, the
securities resulting from distribution of amounts in seller will purchase receivables from World Omni
the pre-funding account.                             Financial Corp. and then sell the receivables to the
                                                     trust. The trust will purchase the receivables with
                                                     funds on deposit in the pre-funding account.

                                                     You will receive as a prepayment of principal to you
                                                     on the date specified in the prospectus supplement
                                                     any amounts remaining in the pre-funding account
                                                     that have not been used to purchase receivables. This
                                                     prepayment of principal could have the effect of
                                                     shortening the weighted average life of the securities
                                                     of the related series. The inability of the seller to
                                                     obtain receivables meeting the requirements for sale
                                                     to the trust will increase the likelihood of a
                                                     prepayment of principal. In addition, you will bear the
                                                     risk that you may be unable to reinvest any principal
                                                     prepayment at yields at least equal to the yield on the
                                                     securities.


Interests of other persons in the receivables and  Many federal and state laws, including the Uniform financed vehicles could be superior to the trust's Commercial Code, govern the transfer of the interest, which may result in reduced payments on  receivables by the seller to the trust or the trustee, the
your securities.                                   perfection of the security interests in the receivables
                                                   and the enforcement of security interests in the
                                                   financed vehicles.

                                                   Upon the origination of a receivable, World Omni
                                                   Financial Corp. will take a security interest in the
                                                   financed vehicle by placing a lien on the title to the
                                                   financed vehicle. In connection with each sale of
                                                   receivables, World Omni Financial Corp. will assign
                                                   its security interests in the financed vehicles to the
                                                   seller. Due to the administrative burden and expense
                                                   of retitling each of the financed vehicles, World Omni
                                                   Financial Corp. will not amend or reissue the
                                                   certificates of title to the financed vehicles to reflect
                                                   the assignment to the trust. In the absence of an
                                                   amendment or reissuance, the trust may not have a
                                                   perfected security interest in the financed vehicles
                                                   securing the receivables in some states. World Omni
                                                   Financial Corp. will be obligated to repurchase any
                                                   receivable sold to a trust which did not have a
                                                   perfected security interest in the name of World Omni
                                                   Financial Corp. in the financed vehicle on the closing
                                                   date. World Omni Financial Corp. will purchase any
                                                   receivable sold to a trust as to which it failed to
                                                   maintain a perfected security interest in the name of
                                                   World Omni Financial Corp. in the financed vehicle
                                                   securing the receivable. All repurchases by World
                                                   Omni Financial Corp. are limited to breaches that
                                                   materially and adversely affect the receivable, subject
                                                   to the expiration of the applicable cure period. If the
                                                   security interest of World Omni Financial Corp. is
                                                   perfected, the trust will have a prior claim over
                                                   subsequent purchasers of the financed vehicle and
                                                   holders of subsequently perfected security interests.

                                                   Due to, among other things, liens for repairs of a
                                                   financed vehicle or for unpaid taxes of an obligor, the
                                                   trust could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial
                                                   Corp. nor the servicer will have any obligation to
                                                   purchase a receivable if these liens result in the loss
                                                   of the priority of the security interest in the financed
                                                   vehicle after the issuance of securities by the trust.
                                                   Generally, no action will be taken to perfect the rights
                                                   of the trustee in proceeds of any insurance policies
                                                   covering individual financed vehicles or obligors.
                                                   Therefore, the rights of a third party with an interest
                                                   in the proceeds could prevail against the rights of the

                                              trust prior to the time the proceeds are deposited by
                                              the servicer into an account controlled by the trustee.
                                              We refer you to "Some Legal Aspects of the
                                              Receivables-Security Interests in the Financed
                                              Vehicles."

                                              The servicer will maintain possession of the original
                                              contracts for each of the receivables. If the servicer
                                              sells or pledges and delivers the original contracts for
                                              the receivables to another party, in violation of its
                                              obligations under the documents for the securities,
                                              this party could acquire an interest in the receivable
                                              having a priority over the trust's interest.
                                              Furthermore, if the servicer becomes insolvent,
                                              competing claims to ownership or security interests in
                                              the receivables could arise. These claims, even if
                                              unsuccessful, could result in delays in payments on
                                              the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration
                                              of the repayment of the securities.

Receivables that fail to comply with consumer Federal and state consumer protection laws impose protection laws may result in losses on your  requirements on creditors in connection with
investment.                                   extensions of credit and collections of retail
                                              installment loans. These laws may also make an
                                              assignee of a loan, such as the trust, liable to the
                                              obligor for any violation by the lender. To the extent
                                              specified herein and in the related prospectus
                                              supplement, World Omni Financial Corp. will be
                                              obligated to repurchase any receivable that fails to
                                              comply with these legal requirements from the trust.
                                              We refer you to "Some Legal Aspects of the
                                              Receivables--Consumer Protection Laws."

                                              In some circumstances, the Soldiers' and Sailors'
                                              Civil Relief Act of 1940, as amended, and similar
                                              state legislation may limit the interest payable on a
                                              receivable during an obligor's active military duty.
                                              This legislation could adversely affect the ability of
                                              the servicer to collect full amounts of interest on these
                                              receivables as well as to foreclose on an affected
                                              receivable during the obligor's period of active
                                              military duty. This legislation may thus cause delays
                                              and losses in payments to holders of the securities.

                                              World Omni Financial Corp. will sell receivables to
                                              the seller which in turn will sell the receivables to the
                                              trust. However if World Omni Financial Corp. or the
                                              seller become bankrupt, a court could conclude that
                                              the receivables sold to the trust are not owned by the
                                              trust, but rather are part of the bankruptcy estate of

            the seller or World Omni Financial Corp. either because the court concludes that the sale of the receivables from the bankrupt party was not really a sale but rather a secured financing or because the court concludes that the bankrupt party and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, you could experience delays or reductions in payments on your securities as a result of:

            .the "automatic stay" provisions of the U.S.
             Bankruptcy Code, which prevent secured
             creditors from exercising remedies against a debtor in bankruptcy and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

            .certain tax or government liens on World Omni
             Financial Corp.'s or the seller's property, that arose prior to the transfer of a receivable to the trust, having a right to be paid from collections on the receivables before those collections are used to make payments on the securities; and

            .the fact that the trust or the indenture trustee may
             not have a perfected security interest in the financed vehicles or cash collections on the receivables held by World Omni Financial Corp.
             at the time a bankruptcy proceeding begins.

            On the date of the issuance of the securities the rating agencies will rate the securities. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating agency rating the securities will not lower or withdraw its rating if in its judgment circumstances in the future so warrant.

                             PROSPECTUS SUPPLEMENT

   The prospectus supplement for each series of securities to be offered will describe, among other things, with respect to the series of securities:

    .  a description of structural features of each class of securities;

    .  the identity of each class within the series;

    . the initial aggregate principal amount, the interest rate or the method for determining the rate and the authorized denominations of each class of offered securities;

    . certain information concerning the receivables relating to the series, including the principal amount, type and characteristics of the receivables on the cutoff date;

    . the existence and material terms of any pre-funding account for the purchase of additional receivables;

    . additional information with respect to any credit enhancement and, if the holder of the securities will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal, information regarding the provider or counterparty;

    . the order of the application of principal and interest payments to each class of offered securities and the allocation of principal to be so applied;

    .  the extent of subordination of any subordinate securities;

    .  the payment date for the securities;

    .  information regarding the servicer for the receivables;

    . the circumstances, if any, under which the offered securities are subject to redemption prior to maturity;

    .  the trustee for the securities;

    .  information regarding tax considerations; and

    . additional information with respect to the method of distribution of the securities.

                                  THE ISSUERS

   With respect to each series of securities, the seller will establish a separate trust that will issue the securities.

                               THE TRUST ASSETS

   To the extent specified in the prospectus supplement for a trust, the assets of a trust will include:

  . a pool of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

  .  moneys received under the receivables after the applicable cutoff date;

  . amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the trust by a trustee;

  . the rights of the seller under the purchase agreement pursuant to which the seller purchases the receivables from World Omni Financial Corp. and all of the rights of the trust under the sale and servicing agreement or pooling and servicing agreement pursuant to which seller sold the receivables to the trust and the servicer services the receivables on behalf of the trust;

  .  security interests in the financed vehicles;

  . the rights of the seller to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

  . any credit enhancement, including any interest rate and currency protection agreements, provided for the benefit of holders of the securities of the trust; and

  .  any and all proceeds of the foregoing.

   If so provided in the related prospectus supplement, the property of a trust may also include a pre-funding account, into which the seller will deposit cash which will be used by the trust to purchase receivables from the seller during a specified period. Any receivables so conveyed to a trust will also be assets of the trust.

   The receivables comprising the trust assets will be, as specifically described in the related prospectus supplement:

  .  originated by various dealers and acquired by World Omni Financial Corp.,

  . acquired by World Omni Financial Corp. from other originators or owners of receivables, or

  .  originated by World Omni Financial Corp.

   The underwriting criteria applicable to the receivables included in any trust is described under "World Omni Financial Corp.'s Automobile Finance Business--Underwriting," and also in the related prospectus supplement.

                             THE RECEIVABLES POOL

   Information with respect to the receivables pool will be described in the related prospectus supplement.

Receivables Pools

   On or prior to each closing date, World Omni Financial Corp. will sell and assign to the seller, without recourse, its entire interest in the receivables pool, together with its security interests in the financed vehicles, pursuant to a purchase agreement between World Omni Financial Corp. and the seller.

   In each sale and servicing agreement or pooling and servicing agreement, World Omni Financial Corp. will represent and warrant to the seller, among other things, that:

  . the information provided with respect to the receivables is correct in all material respects as of the applicable cutoff date;

  . at the origination date of the receivable, physical damage insurance covering each financed vehicle is in effect in accordance with World Omni Financial Corp.'s normal requirements;

  . at the closing date each of the related receivables are free and clear of all security interests, liens, charges, encumbrances and, to the best of World Omni Financial Corp.'s knowledge, mechanics' liens, and no offsets, defenses, or counterclaims against dealers have been asserted or, to its knowledge, threatened;

  . to the best of World Omni Financial Corp.'s knowledge, no default, breach, violation or event permitting acceleration under the terms of any receivable has occurred and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen; and World Omni Financial Corp. has not waived and, except as permitted in the related trust documents, shall not waive any of the foregoing;


  . at the closing date each of the receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

  . to the best of World Omni Financial Corp.'s knowledge, each receivable, the sale of the financed vehicle and the sale of any related insurance policies complied at origination, and complies in all material respects at the closing date with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

   Upon discovery by or notice to the seller and World Omni Financial Corp. of a breach of any representation or warranty that materially and adversely affects a receivable, unless the breach is cured by the last day of the month following the month in which the discovery or notice of the breach is made, World Omni Financial Corp. will purchase the receivable from the trust as of that last day for a purchase amount equal to the unpaid principal balance owed by the obligor plus accrued and unpaid interest and interest thereon at the respective annual percentage rate to that last day. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy against World Omni Financial Corp. for any uncured breach.

   To the extent indicated in the related prospectus supplement, the seller or the trust may purchase the receivables from warehouse facilities or structured commercial paper issuers.

Pre-Funding Accounts

   If the related prospectus supplement indicates, the property of a trust will include cash in an amount specified in the related prospectus supplement. The seller will deposit this pre-funded amount into a pre-funding account. During the period specified in the related prospectus supplement, the trust will use this cash to purchase additional receivables; the seller will be obligated to sell additional receivables to the related trust, subject only to the availability of additional receivables. It is expected that the additional receivables will have an aggregate principal balance approximately equal to the pre-funded amount. Subject to the satisfaction of conditions specified in the prospectus supplement, the trust will purchase the additional receivables from time to time during the funding period specified in the prospectus supplement. Any funds on deposit in the pre-funding account and not yet invested in additional receivables will be invested in eligible investments. If the pre-funded amount is not fully utilized by the end of the funding period, the remaining pre-funded amount will be applied to prepay securities.

   We refer you to "Description of the Trust Documents--Sale and Assignment of Receivables."

   Any conveyance of additional receivables to a trust is subject to the satisfaction of the conditions precedent and conditions subsequent specified in the related prospectus supplement. If any of these conditions are not met with respect to any additional receivables within the time period specified in the related prospectus supplement, World Omni Financial Corp. will be required to repurchase the additional receivables from the related trust at the specified purchase amounts.

   The characteristics of the entire receivables pool included in any trust may vary from those described in the related prospectus supplement as additional receivables are conveyed to the trust from time to time during the funding period. As specified in the related prospectus supplement, the characteristics of the additional receivables are not expected to be materially different from the receivables included in the trust as of the closing date. The related prospectus supplement will indicate any restrictions on the characteristics of the additional receivables.

The Receivables

   As specified in the related prospectus supplement, the receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

Delinquencies, Repossessions and Net Losses

   Certain information relating to World Omni Financial Corp.'s delinquency, repossession and net loss experience with respect to receivables it has originated or acquired will be described in each prospectus supplement. This information may include, among other things, the experience with respect to all receivables in World Omni Financial Corp.'s portfolio during some specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any trust will be comparable to World Omni Financial Corp.'s prior experience.

Maturity and Prepayment Considerations

   Prepayment of receivables, together with accelerated payments resulting from defaults or required repurchases of receivables will shorten the weighted average life of the related pool of receivables and the weighted average life of the related securities. A variety of economic, financial and other factors may influence the rate of prepayments on the receivables. Any reinvestment risks resulting from a faster or slower amortization of the related securities that results from prepayments will be borne entirely by you.

   The related prospectus supplement may describe some additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.

                                  THE SELLER

   World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. World Omni Financial Corp. holds all of the outstanding membership interests of the seller and is the managing member of the seller. The principal executive offices of the seller are located at 190 N.W. 12th Avenue,

Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The Managing Member is located at 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442.

   The seller was organized solely for the purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller's limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes.

                          WORLD OMNI FINANCIAL CORP.

   World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JMFE. JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States.

   World Omni Financial Corp. provides installment contract and lease contract financing to retail customers of automotive dealers within and outside the Five State Area. World Omni Financial Corp. services auto related receivables for its own account and for others. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to other automotive dealers within and outside the Five State Area.

   Southeast Toyota Distributors LLC is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five State Area. Southeast Toyota Distributors LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2004, with Toyota Motor Sales, USA, Inc., a California corporation. Since March 1996, World Omni Financial Corp. has provided substantially all financial services to certain Toyota dealers in the Five-State Area under the name "Southeast Toyota Finance."

   World Omni Financial Corp. initiated operations in 1982, and as of March 31, 2002, December 31, 2001, December 31, 2000, December 31, 1999, December 31, 1998 and December 31, 1997, World Omni Financial Corp. and its affiliates had approximately 177,816, 172,477, 142,821, 106,337, 76,883 and 56,442 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $2,189 million, $2,125 million, $1,713 million, $1,235 million, $818 million and $608 million, respectively.

           WORLD OMNI FINANCIAL CORP.'S AUTOMOBILE FINANCE BUSINESS

   World Omni Financial Corp. purchases retail installment sale contracts primarily in the Five State Area and currently, to a limited extent, in other states in which it conducts business, from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to "World Omni Financial Corp." The contracts were originated by participating dealers in accordance with World Omni Financial Corp.'s requirements and were purchased in accordance with World Omni Financial Corp.'s underwriting standards, which emphasize among other things, the prospective purchaser's ability to make timely payments and creditworthiness.

   World Omni Financial Corp. purchases retail installment sale contracts from over 200 dealers. Pursuant to written agreements with World Omni Financial Corp., each dealer offers automobile and light-duty truck financing pursuant to World Omni Financial Corp. approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining credit-related information about a prospective purchaser and for forwarding the information for review and credit evaluation to World Omni Financial Corp.'s office in Deerfield Beach, Florida.

At the Deerfield Beach office, each application is reviewed, evaluated and "scored" as described under "--Underwriting" below, and the results of this computer-based evaluation are then given a final review and credit evaluation. The purchase office then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective buyer is accepted, the dealer will prepare all necessary paperwork to sell the vehicle from its inventory to the customer, including entering into a retail installment sale contract with its customer. The dealer then verifies the existence of insurance and thereafter sells the contract to World Omni Financial Corp. The Deerfield Beach office verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.'s requirements. For further information regarding the underwriting of retail installment sale contracts, see "--Underwriting" below.

   A center located in Mobile, Alabama services World Omni Financial Corp.'s retail installment sale contracts. The Mobile center handles collection activities, operational accounting and dealer and customer inquiries for World Omni Financial Corp.

   The principal executive offices of World Omni Financial Corp. are located at 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

Underwriting

   The World Omni Financial Corp. underwriting standards are intended to evaluate a prospective buyer's credit standing and repayment ability. Generally, a prospective buyer is required by the dealer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant's financial condition, the applicant is required to provide current information enumerating, among other things:

  .  employment history;

  .  residential status; and

  .  annual income.

   Upon receipt by the applicable office, all application data is entered into a centralized computer network owned and operated by JMFE. The computer network automatically obtains an independent credit bureau report and then "scores" the application with the use of a scorecard. The scorecard enables World Omni Financial Corp. to review an application and establish the probability that the proposed installment contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which represents the likelihood that the account will be delinquent or the related vehicle will be repossessed. World Omni Financial Corp. also evaluates the application against a "cutoff score" it has established as the minimum acceptable score to purchase an installment contract. The cutoff score is revised from time to time depending on current economic conditions or changes in World Omni Financial Corp.'s installment contract portfolio.

   Each of these numerical scoring models is intended to provide a means of analysis to assist in decision making, but the final decision rests with World Omni Financial Corp.'s credit specialists. Under World Omni Financial Corp.'s guidelines, a credit specialist may not override the scorecard analysis of applications above or below the cutoff score by more than a limited percentage of those applications, depending on vehicle make and geographic location. World Omni Financial Corp. tracks both the number of overrides granted by each credit specialist and the total number of overrides granted by all credit specialists to insure the statistical validity of the scoring models.

   World Omni Financial Corp. reports in detail on all aspects of the numerical scoring model to track the performance of its retail automobile and light-duty truck installment sales contract portfolio. This enables World Omni Financial Corp. to fine tune the scoring models according to statistical indications to continually assure the statistical validity. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established World Omni Financial Corp. credit histories for new installment sales contracts based on a credit bureau score and other credit criteria without the use of a custom scorecard. World Omni Financial Corp. may also automatically approve or deny applicants based on a credit bureau score, custom score and other credit criteria. Applicants not automatically approved will be reviewed by a credit specialist and may be subsequently approved.

   World Omni Financial Corp. originates retail installment sale contracts under a lease termination program where it offers to obligors who lease financed vehicles from its affiliates the option of financing the purchase of the leased vehicle at lease expiration. These loans are originated primarily through the Mobile center. The "lease-to-retail" loan origination process relies, in large part, on the applicant's past payment history and credit bureau score and potential residual value exposure under the lease. In the past, lease obligors could qualify for pre-approval based on payment history and other credit criteria. In 1999, the pre-approval process was changed, with lower credit criteria applied to leases with higher potential residual value exposure. All lease-to-retail applicants not pre-approved are required to go through the credit approval process at the Mobile center. This process is generally the same as used at the Deerfield Beach office, though credit criteria may be relaxed in cases of increased potential residual value exposure.

   Historically, the credit bureau scores for lease-to-retail originations have approximated credit bureau scores booked on World Omni Financial Corp.'s overall portfolio of used retail installment contracts.

Risk Based Pricing

   World Omni Financial Corp. uses risk based pricing. This includes a tier-based system of interest rates and loan to value ratios representing the varying degrees of credit risk assigned to different ranges of credit scores. The amount of a retail installment sale contract secured by a new vehicle or used vehicle generally will not exceed 120% of the dealer invoice cost of the related vehicle or 120% of clean black book value, respectively, plus select accessories at the dealer cost, for new vehicles only, sales tax, title and registration fees, any insurance premiums for credit life and credit disability insurance, and certain fees for extended service contracts. However, the amount advanced may be less, or in limited circumstances more, than the maximum permissible amount due to a number of factors, including, but not limited to, down payment and trade-in equity.

Servicing

   World Omni Financial Corp. makes collection efforts in its capacity as servicer. In most cases, collection efforts are enhanced by the use of an automated dialing system. While World Omni Financial Corp.'s collection efforts are centralized, independent contractors continue to handle repossessions locally. World Omni Financial Corp.'s guidelines for retail installment sale contract collection and repossession of the related financed vehicles most often include the following:

Number of
   Days
Delinquent                          Action
----------                          ------
  10-20... The obligor automatically is mailed a past due notice
  12-22... Telephone contact with the obligor is initiated
  23-120.. Additional personal contact regarding collection is made
  75...... The vehicle is normally repossessed

   Generally, after a contract is 75 days delinquent, the related financed vehicle is repossessed, although under some circumstances repossession may occur prior or later than this time. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, to the extent permitted by state law, any remaining deficiency is pursued by World Omni Financial Corp. to the extent the obligor is deemed to have sufficient assets to cover the deficiency. We refer you to "Some Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds."

   World Omni Financial Corp. follows detailed procedures with respect to rescheduling of delinquent accounts and extensions of contracts. Generally a rescheduling or an extension requires the demonstration of financial difficulties, an ability to repay and approval by management. The legal documents for the securities will permit the servicer to reschedule or extend a receivable, or grant a rebate or other adjustment, only in accordance with the customary procedures of the servicer and otherwise in accordance with these agreements. We refer you to "Description of the Trust Documents--Servicing Procedures."

   World Omni Financial Corp. from time to time implements a payment extension program whereby obligors meeting the eligibility criteria specified below may be permitted, at the option of the related obligor, to defer one month's payment of principal during the December/January holiday period or July/August summer period. In connection with the payment extension program, the obligor must pay an amount calculated generally at the annual percentage rate of the related retail installment sale contract for the month in which the contract is extended. As a result, the obligor would pay the equivalent of an additional interest payment in exchange for receiving a non-credit related extension.

   The criteria for making an extension pursuant to the payment extension program generally include the following:

  . the obligor is not currently 20 days or more delinquent and never has been more than 60 days past due;

  . the obligor has made six or more scheduled monthly payments and has more than six remaining scheduled monthly payments;

  . fewer than ten percent in number of the obligor's payments have been greater than 30 days past due;

  .  the obligor cannot have extended the contract during the previous 90 days;

  .  the receivable must have a certain annual percentage rate; and

  .  the obligor must not currently be in bankruptcy or litigation status.

   The agreement will provide that no receivable can be extended more than six times during the life of the receivable, excluding payment extension programs, or extended beyond the month immediately preceding the month in which the final scheduled payment date occurs and that all related extension fees must be deposited into the collection account within two business days of receipt by the servicer.

Insurance

   World Omni Financial Corp. requires each obligor under a receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance before it will purchase the contract from the dealer. Following the purchase, World Omni Financial Corp. performs no ongoing verification of insurance coverage. Commencing in August 1998, World Omni Financial Corp. stopped maintaining vendor's single interest physical damage insurance with respect to newly originated retail installment sale contracts.

   World Omni Financial Corp. does not require obligors to maintain credit disability or life or credit health insurance or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases on behalf of the obligors in the event of disability or death. To the extent that any insurance coverage is obtained on behalf of an obligor, payments received in respect of coverage may be applied to payments on the related receivable to the extent that the obligor's beneficiary chooses to do so.

                                 POOL FACTORS

   The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the class of securities, indicating the remaining outstanding principal balance of the class of securities as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class of securities. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of securities. A securityholder's portion of the aggregate outstanding principal balance of the related class of securities is the product of:

    (1)the original aggregate purchase price of the securityholder's securities; and

    (2)the applicable pool factor.

   As more specifically described in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning the payments received on the receivables, the principal balance of the receivables pool, each pool factor and various other items of information. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

   As further specified in the related prospectus supplement, the trust will use the net proceeds from the sale of the securities of a series to purchase the receivables from the seller and to make the deposit of any pre-funded amount to the pre-funding account and make any other required deposits to trust accounts. The seller will in turn use its net proceeds to purchase the receivables pool from World Omni Financial Corp. World Omni Financial Corp. may use all or a portion of the proceeds to reacquire the receivables from affiliates of World Omni Financial Corp. or from warehouse facilities or structured commercial paper issuers who in turn will repay indebtedness secured by the receivables. World Omni Financial Corp. will use any remainder of the proceeds for general corporate purposes.

                                  THE TRUSTEE

   The trustee or trustees for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee described in the trust agreement related to the securities.

   With respect to each series of securities, the procedures for the resignation or removal of the trustee and the appointment of a successor trustee will be specified in the related prospectus supplement.

                         DESCRIPTION OF THE SECURITIES

   The securities will be issued in series. The trust may issue securities in one or more classes. Each class of securities will either evidence beneficial interests in a segregated pool of assets or will represent debt of the trust secured by the trust assets. The following summaries, together with additional summaries under "Description of the Trust Documents" below, describe all material terms and provisions common to all securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the documentation for the related securities and the related prospectus supplement.

   All of the securities offered pursuant to this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

   Each series or class of securities offered pursuant to this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of securities described in the related prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

   A series may include one or more classes of "strip securities," which are securities that are entitled to:

      (1) principal distributions, with disproportionate, nominal or no interest distributions; or

      (2) interest distributions, with disproportionate, nominal or no principal distributions.

   In addition, a series of securities may include two or more classes of securities that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of principal or interest or both. Distributions of principal or interest or both on any class also may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the receivables pool. Any series may include one or more classes of "accrual securities," which are securities for which all or some of the interest is added to the principal balance instead of currently distributed.

   If so provided in the related prospectus supplement, a series may include one or more other classes of securities that are senior to one or more other classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on receivables.

   In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of distributions or losses.

General Payment Terms of Securities

   As described in the related prospectus supplement, the trust will make payments to holders of the securities on specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. For example, in the case of quarterly-pay securities, the payment date would be a specified day of every third month. The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

   The prospectus supplement will specify a collection period preceding each payment date. For example, in the case of monthly-pay securities, the collection period would be the calendar month preceding the month of the relevant payment date. The servicer will remit collections received on or with respect to the related receivables held by a trust during a collection period to the related trustee prior to the related payment date. These amounts will fund payments to securityholders on the payment date. As may be described in the related prospectus supplement, the trustee may apply all or a portion of the payments collected on or with respect to the related receivables to acquire additional receivables during a specified period rather than be used to fund payments of principal to securityholders during the period. In this case, the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest only or revolving periods may terminate prior to the scheduled date and result in an early amortization of the related securities. The retention and temporary investment by the trustee of the collected payments:

  . slows the amortization rate of the related securities relative to the installment payment schedule of the related receivables; or

  . attempts to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

   Any of these features may terminate prior to the scheduled date and result in distributions to the securityholders and an acceleration of the amortization of the securities.

   If specified in the related prospectus supplement, the trustee may retain all or a portion of the collected payments, which will be held in specified types of eligible investments, including receivables, for a specified period prior to being used to fund payments of principal to securityholders. In addition, the related prospectus supplement may provide that for purposes of determining payments on the securities, specified portions of principal payments on indicated receivables will be deemed interest payments on those receivables.

   Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. We refer you to "Description of the Trust Documents--Accounts."

   Neither the securities nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person unless specifically described in the related prospectus supplement.

Book-Entry Registration

   Holders of securities may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold the positions in customers' securities accounts in the depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

   Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   The holders of securities that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. In addition, holders of securities will receive all distributions of principal and interest from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of securities.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which the holders of securities have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of securities. Accordingly, although the holders of securities will not possess the securities, DTC rules provide a mechanism by which participants will receive payments on securities and will be able to transfer their interest.

   Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of securities to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

   DTC has advised the seller that it will take any action permitted to be taken by a holder of a security only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the "Euroclear Operator." Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

   The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with Persons holding through Euroclear participants.

   Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. None of the seller nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the seller takes no responsibility for the accuracy or completeness of the information.

Definitive Securities

   Unless the related prospectus supplement provides otherwise, the securities will be issued in fully registered, certificated form as definitive securities to the securityholders of a given series or their nominees, only if:

  . the related administrator in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the related administrator is unable to locate a qualified successor;

  . the related administrator, at its option, elects to terminate the book-entry system through DTC; or

  . after the occurrence of an event of default under the related indenture or a default by the servicer under the related sale and servicing agreement or pooling and servicing agreement, securityholders representing at least a majority of the outstanding principal amount of the securities advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the securityholders' best interest.

   Upon the occurrence of any event described in the immediately preceding paragraph, the related administrator will be required to notify all the securityholders through participants of the availability of definitive securities. Upon surrender by DTC of the definitive securities representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as definitive securities to the securityholders.

   Distributions of principal of, and interest on, the securities will thereafter be made by the applicable trustee in accordance with the procedures described in the related indenture, pooling and servicing agreement or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date.

   The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholder.

   Definitive securities in respect of a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

   On each payment date, the applicable trustee will include with each distribution to each securityholder as of the related record date a statement generally setting forth the following:

    (1)the amount of the distribution allocable to principal of each class of securities;

    (2)the amount of the distribution allocable to interest on each class of securities;

    (3)the principal balance of the receivables pool as of the last day of the related collection period;

    (4)the aggregate principal balance of, and the pool factor for, each class of securities as of the last day of the preceding collection period, after giving effect to payments of principal under (1) above;

    (5)the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount from that of the prior payment date; and

    (6)the number and the aggregate purchase amount of receivables repurchased by World Omni Financial Corp. or purchased by the servicer.

   DTC will supply these reports to securityholders in accordance with its procedures. The report will also indicate each amount described under subclauses (1) and (2) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

   After the end of each calendar year, the applicable trustee will mail, to each person who was a securityholder during the year, a statement (prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

                      DESCRIPTION OF THE TRUST DOCUMENTS

   The following summary describes the material terms of the documents used to create a trust and issue the related securities. The trust documents for a series of notes or a series of notes and certificates will generally consist of:

    (1)a purchase agreement, generally between World Omni Financial Corp., as seller, and World Omni Auto Receivables LLC, as purchaser;

    (2)a sale and servicing agreement, generally between the trust, as issuer, World Omni Auto Receivables LLC, as seller, and World Omni Financial Corp., as servicer;

    (3)an indenture, generally between the trust and the applicable trustee; and

    (4)a trust agreement, generally between the seller and the applicable trustee.

   The trust documents for a series of certificates will generally consist of:

    (1)a purchase agreement, generally between World Omni Financial Corp., as seller, and World Omni Auto Receivables LLC, as purchaser; and

    (2)a pooling and servicing agreement or a trust agreement between the seller, World Omni Financial Corp., as servicer, and the trustee.

   The prospectus supplement for a given series will specify the trust documents utilized for that series of securities. We have filed forms of the trust documents as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Sale and Assignment of Receivables

   On or prior to the closing date for each series of securities, World Omni Financial Corp. will sell and assign to the seller, without recourse, except for repurchases as a result of certain breaches, representations and warranties, its entire interest in the receivables to be included in the trust, together with its security interests in the financed vehicles. At the time of issuance of the securities, the seller will transfer the receivables to a trust pursuant to a sale and servicing agreement or a pooling and servicing agreement.

   As more fully described in the related prospectus supplement, World Omni Financial Corp. will purchase from the related trust any receivable transferred to a trust if the interest of the securityholders in that receivable is materially adversely affected by a breach of any representation or warranty made by World Omni Financial Corp. with respect to that receivable, which breach has not been cured following the discovery by or notice to World Omni Financial Corp. of the breach. In addition, if so specified in the related prospectus supplement, World Omni Financial Corp. may from time to time reacquire receivables or substitute other receivables for any defective receivables.

   Pending sale to the seller, World Omni Financial Corp. may finance the receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On or prior to the closing date, for each series of securities, these affiliates or any related warehouse provider will transfer the receivables to World Omni Financial Corp. for sale to the seller. To the extent indicated in a prospectus supplement for a series, these World Omni Financial Corp. affiliates or any related warehouse provider may sell the receivables directly to the seller. In all cases, World Omni Financial Corp. will make the representations and warranties with respect to the receivables as described in "The Receivables Pools--Receivables Pools" in this prospectus.

Accounts

   With respect to each series of securities, the servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders. The servicer will deposit all payments made on or with respect to the related receivables into a collection account. The trustee will deposit amounts released from the collection account and any reserve account or other credit enhancement for distribution to the securityholders into a distribution account. The trustee will make distributions to the securityholders from the distribution account.

   If the related prospectus supplement so provides, the trustee will maintain a pre-funding account solely to hold funds to pay to the seller for additional receivables transferred during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the receivables. On the closing date, the seller will deposit into the pre-funding account the initial pre-funded amount received from the sale proceeds of the securities.

   If the related prospectus supplement so provides, the seller will establish and maintain the reserve account in the name of the applicable trustee on behalf of the securityholders. On the closing date, the seller will deposit cash in the reserve account. On payment dates specified in the related prospectus supplement, the trustee will withdraw funds on deposit in the reserve account in excess of the required amount and will deposit such funds in the distribution account for distribution.

   The related prospectus supplement will describe any other accounts to be established with respect to a trust, including any other reserve account or yield supplement account.

   Funds in the Trust Accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the servicer or its affiliates or other trusts created by World Omni Financial Corp. or its affiliates. Eligible investments must generally mature before the related payment date. To the extent specified in the prospectus supplement, funds in the Trust Accounts may be invested in securities that will mature after the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any Trust Account at any time may be less than the balance of the Trust Account. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The trustee will deposit investment earnings on funds in the Trust Accounts as specified in the related prospectus supplement.

   If so provided in the prospectus supplement, on or before the applicable payment date, the servicer will deposit into the related collection account as an advance an amount equal to the amount of interest that would have been due on the receivables related to a series at their respective annual percentage rates for the related collection period minus the amount of interest actually received on the receivables during the related collection period. The servicer will not be required to make any advances to the extent that it does not expect to recoup the advance from subsequent collections or recoveries. If the servicer makes an advance that becomes a non-recoverable advance, the trust will pay the servicer an amount equal to the non-recoverable advance prior to paying the holders of securities. Unless otherwise specified in the prospectus supplement, the servicer will make no advances of principal on the receivables.

   The Trust Accounts may be maintained as either:

    (1)a segregated trust account in the corporate trust department of the applicable trustee; or

    (2)a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

      . a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the applicable rating agencies; and

      .  its deposits insured by the FDIC.

Unless otherwise specified in the related prospectus supplement, the Trust Accounts will be maintained with the applicable trustee so long as they satisfy the requirements above.

The Servicer

   World Omni Financial Corp. will be the servicer under each sale and servicing agreement or pooling and servicing agreement. Any servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

   The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related sale and servicing agreement or pooling and servicing agreement and regarding its ability to service the receivables and maintain the security interests of the applicable trustee in the receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any receivables, the servicer will be required to purchase such receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the trust and conveyed to the servicer.

Servicing Procedures

   The servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the receivables. The servicer will, in a manner consistent with the trust documents, service the receivables generally in accordance with procedures used by the servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account. Consistent with its normal procedures, the servicer may, in its sole discretion, grant extensions, rebates or adjustments on a receivable. The sale and servicing agreement or pooling and servicing agreement generally will provide that no more than six extensions may be granted and will provide for the timing of the extensions. The servicer generally may not modify the day of the month on which payment is due or change the method under which scheduled payments of interest on a receivable are computed. If the servicer violates those restrictions and the related receivable is materially and adversely affected by the violation, or the servicer extends the date for final payment by the obligor of a receivable beyond the final maturity date of the offered securities, the servicer must purchase the receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the trust and conveyed to the servicer. The servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any receivable as to which the servicer shall have determined that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing a defaulted receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to "Some Legal Aspects of the Receivables."

Payments on Receivables

   Obligors will generally make payments on the receivables by mail for deposit into a lock box account maintained by the servicer. The servicer will deposit all payments it receives on or in respect of the receivables into the collection account not later than two business days after receipt of payment and proper instructions regarding where to allocate the payment. Notwithstanding the foregoing, the related prospectus supplement may provide for less frequent deposits into the collection account if the following conditions are met:

    (1)World Omni Financial Corp. remains the servicer, except in connection with an annual transfer, under the sale and servicing agreement or pooling and servicing agreement;

    (2)no default by the servicer has occurred and is continuing;

    (3)World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the securities; and

    (4)World Omni Financial Corp. either:

      . maintains a short-term debt rating of at least A-1 by Standard & Poor's, Prime-1 by Moody's Investor's Service, Inc. and F1 by Fitch, Inc.;

      . arranges for and maintains a letter of credit or other form of enhancement for the servicer's obligations to make deposits of collections on the receivables in the collection account that is acceptable in form and substance to each rating agency; or

      .  otherwise satisfies the rating agencies,

In that event World Omni Financial Corp. need not deposit collections into the collection account by the second business day after receipt, but may use for its own benefit all of those collections until the payment date, whether or not such funds will be distributed to securityholders, retained in the collection account or deposited in another account on such payment date, at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions set forth above not been satisfied.

Servicing Compensation

   The trust generally will pay to the servicer a servicing fee on each payment date equal to the product of one-twelfth of the specified percentage per annum and the principal balance of the receivable pool as of the close of business on the first day of the related collection period. With respect to the first payment date, the servicing fee will be based on the original principal balance of the receivables pool. The related prospectus supplement will describe the servicing fee. The servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the receivables that are part of the trust. The servicer will also be entitled to reimbursement from the trust for certain liabilities. The servicer will allocate the payments by or on behalf of obligors to scheduled payments, late fees and other charges and principal and interest in accordance with the servicer's normal practices and procedures. The trust will pay the servicing fee out of collections from the receivables prior to distributions to securityholders.

   The servicing fee and additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of automotive receivables as an agent for the trust. Servicing duties include collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions and generating federal income tax information.

   As long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee for the related collection period will be deemed to equal zero for all purposes of the trust documents.

Distributions

   Beginning on the payment date specified in the related prospectus supplement, the trust will make distributions of principal and/or interest on each class of securities to the holders of notes and certificates of the series. The prospectus supplement will describe the timing, amount, priorities and other specifics of distributions to each class of noteholders and certificateholders of each series.

   On each payment date the trustee will transfer collections on the related receivables from the collection account to the distribution account for distribution to securityholders. To the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a given series may be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of the series may be subordinate to payments in respect of the notes of the series.

Credit and Cash Flow Enhancements

   The related prospectus supplement will describe the amounts and types of credit enhancement arrangements and any provider of credit enhancement with respect to each class of securities of a given series. This credit enhancement may consist of:

    (1)financial guaranty insurance policies or surety bonds;

    (2)subordination of one or more classes of securities or overcollateralization, letters of credit, credit or liquidity facilities;

    (3)reserve funds, third party payments, guaranteed cash deposits; or

    (4)other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing.

   Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Credit enhancement for a series of securities may cover one or more other series of securities.

   Credit enhancement increases the likelihood of receipt by the relevant securityholders of their full amount of principal and interest and decreases the likelihood that these securityholders will experience losses. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. If credit enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

   To the extent provided in the related prospectus supplement, cash flow enhancement may be in the form of swaps, including without limitation currency swaps and other interest rate protection agreements, repurchase obligations, including without limitation put options, yield supplement agreements, other agreements with respect to third party payments or other support or other arrangements.

Evidence as to Compliance

   Annually, the servicer will furnish to the related trust and trustee a statement from a firm of independent public accountants as to the compliance by the servicer during the preceding twelve months with standards relating to the servicing of receivables.

   The servicer will also deliver to the related trust and the trustee an officer's certificate stating that to the best of such officer's knowledge the servicer has fulfilled its obligations under the sale and servicing agreement or pooling and servicing agreement throughout the preceding twelve months. If there has been a default in the fulfillment of any of these obligations, the officer's certificate will describe the default. The servicer also will agree to give the trustee notice of defaults by the servicer under the related sale and servicing agreement or pooling and servicing agreement.

   Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

Servicer Resignation and Servicer Indemnification

   The servicer may not resign from its obligations and duties under any sale and servicing agreement or pooling and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the applicable trustee or a successor servicer has assumed the servicer's obligations and duties under the applicable sale and servicing agreement or pooling and servicing agreement. The servicer may not assign the sale and servicing agreement or pooling and servicing agreement or any of its rights, powers, duties or obligations under the applicable sale and servicing agreement or pooling and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets substantially as an entirety.

   Neither the servicer nor any of its directors, officers, employees or agents will be liable to the trust or the securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or pooling and servicing agreement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

   Any entity into which the servicer may be merged or consolidated, or any entity resulting from merger or consolidation or any entity succeeding to the business of the servicer will succeed the servicer under the applicable sale and servicing agreement or pooling and servicing agreement.

Servicer Termination Event

   Except as otherwise provided in the related prospectus supplement, a servicer termination event under the related trust documents will include, among others:

    (1)any failure by the servicer to deliver to the applicable trustee for deposit in any of the related Trust Accounts any required payment or to direct the trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

    (2)any failure by the servicer or, if the servicer is an affiliate of the seller, the seller duly to observe or perform in any material respect any other covenant or agreement of the servicer or seller, as applicable, in the trust documents which materially and adversely affects the rights of the related securityholders and which continues unremedied for more than sixty days after written notice of the failure:

      .  to the servicer by the applicable trustee, or

      . to the servicer, and to the applicable trustee by holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities; and

    (3)events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or, if the servicer is an affiliate of the seller, the seller.

   Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clause (2) for a period of ninety business days shall not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the applicable trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

   Except as otherwise provided in the related prospectus supplement, as long as a servicer termination event under the related trust documents remains unremedied, the applicable trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may terminate all the rights and obligations of the servicer, if any, under the sale and servicing agreement or pooling and servicing agreement, whereupon a successor servicer appointed by the trustee or the trustee will become servicer under the trust documents. If the servicer termination event is the result of the bankruptcy, or other similar event, of the servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing.

Waiver of Past Defaults

   With respect to the trust, except as otherwise provided in the prospectus supplement, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, on behalf of all securityholders of the related securities, waive any default by the servicer in the performance of its obligations under the related trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the securityholders' rights with respect to subsequent defaults.

Amendments

   The requirements of amending the indenture may be found in "Description of the Notes-The Indenture." Unless otherwise specified in the related prospectus supplement, generally each of the other trust documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the offered securities for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

  . a confirmation from each rating agency then rating the related securities (other than Moody's, but with prior notice to Moody's) that the amendment will not result in a reduction or withdrawal of its rating on the securities of that class; and

  . the delivery by the servicer of an officer's certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

   In addition, unless otherwise specified in the related prospectus supplement, the seller, the servicer, the issuer and the applicable trustee, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the offered securities is required for any amendment that:

  . increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related receivables or distributions to holders of the offered securities; or

  . reduces the required percentage of the offered securities which are required to consent to these amendments.

Termination

   With respect to each trust, the obligations of the servicer, World Omni Financial Corp., and the applicable trustee pursuant to the related trust documents will terminate upon the earlier to occur of:

  . all amounts required to be paid to the securityholders pursuant to the trust documents have been paid or set aside for payment; and

  . all monies or other property or proceeds of the trust have been distributed in accordance with the related trust documents.

   Unless otherwise specified in the related prospectus supplement, any outstanding securities of the related series will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

Voting Rights; Controlling Securities

   Voting rights will be exercised by the holders of the controlling securities as identified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities may be the controlling securities until they are repaid in full.

                           DESCRIPTION OF THE NOTES

   With respect to each trust that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Principal and Interest on the Notes

   The timing and priority of payment, seniority, allocations of losses, interest rate and amount of, or method of determining, payments of principal and interest with respect to each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of the related series will be made prior to payments of principal. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

  .  principal payments with disproportionate, nominal or no interest payments;
     or

  .  interest payments with disproportionate, nominal or no principal payments.

   Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the funding period, if any, or as a result of the servicer's exercising its option to purchase the related receivables pool.

   To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of the notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement. The aggregate initial principal amount of the notes and certificates, if any, of a series may, after giving effect to the purchase of all additional receivables, if any, be greater or less than the aggregate initial principal balance of the receivables in that series.

   To the extent specified in the related prospectus supplement, payments of interest to holders of two or more classes of notes within a series may have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case the holders of the classes of notes will receive their ratable share, based upon the aggregate amount of interest due to the noteholders, of the aggregate amount available to be distributed in respect of interest on the notes.

   In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the order and priority of the payment, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class. A series with notes may provide for a revolving period, during which collections of principal in respect of the receivables are not applied to payments of principal of the notes, or may provide for a liquidity facility or similar arrangement that permits one or more classes of notes to be paid in planned amounts on scheduled payment dates.

The Indenture

  Events of Default; Rights upon Event of Default

   Unless otherwise specified in the prospectus supplement, Events of Default under the indenture will consist of:

  . a default for five business days or more in the payment of any interest on any note;

  . a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

  . a material default in the observance or performance of any covenant or agreement of the trust, subject to notice and cure provisions;

  . any representation or warranty made by the trust being materially incorrect as of the date it was made, subject to notice and cure provisions; or

  . some events of bankruptcy, insolvency, receivership or liquidation of the trust.

   Unless otherwise specified in the applicable prospectus supplement, the indenture generally entitles noteholders to principal only to the extent of amounts deposited in the distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for the class of notes.

   If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may immediately declare the notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

   If the notes are due and payable following an Event of Default, the indenture trustee may, or at the direction of holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities shall, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party, sell the receivables included or elect to have the trust maintain possession of the receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. The indenture trustee is generally prohibited from selling the receivables following an Event of Default unless:

  .  the holders of all the outstanding notes consent to such sale;

  . the proceeds of such sale are sufficient to fully pay the outstanding notes; or

  . the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and the indenture trustee obtains the consent of the holders of the controlling securities evidencing not less than 66 2/3% of the voting rights of the controlling securities.

   As further specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such notes, if the indenture trustee reasonably believes it will not be adequately indemnified against any resulting costs, expenses and liabilities. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, generally, waive any default with respect to the notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

   Unless otherwise specified in the applicable prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

  . the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

  . the holders of the controlling securities evidencing not less than 25% of the voting rights of the controlling securities have made a written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

  . the holder or holders have offered such indenture trustee reasonable indemnity;

  .  the indenture trustee has for 60 days failed to institute such proceeding;
     and

  . no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

   In addition, the indenture trustee and the holders of notes, by accepting such notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   If an Event of Default shall occur, to the extent the Indenture Trustee has a conflicting interest including, without limitation, affiliation with any underwriter of a series as described in the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall resign as required thereby.

  Material Covenants

   A trust may not consolidate with or merge into any other entity, unless the trust meets specific conditions, including that the rating of the notes then in effect would not be reduced or withdrawn by the rating agencies rating the notes as a result of such merger or consolidation.

   Each trust will make negative covenants. Unless otherwise specified in the related prospectus supplement, these covenants generally provide that a trust will not:

  . sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the trust;

  . claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust;

  .  dissolve or liquidate in whole or in part;

  . permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

  . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

  . permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

   Each trust will engage only in the activities specified in this prospectus. A trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, the indenture or other related documents.

  Annual Compliance Statement

   The indenture requires the trust to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report

   The indenture requires the indenture trustee, if required by the Trust Indenture Act of 1939, to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

  Modification of Indenture

   Unless otherwise specified in the applicable prospectus supplement, the trust and the indenture trustee may, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders, except as provided below.

   Unless otherwise specified in the applicable prospectus supplement, the consent of each holder of outstanding notes affected thereby will generally be required to:

  . change the due date of any installment of principal of or interest on any such note, reduce its principal amount, interest rate or the redemption price;

  . impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the indenture trustee on the trust assets;

  . reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or defaults;

  . liquidate the receivables when the proceeds of such sale would be insufficient to fully pay outstanding notes; or

  . terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

   Unless otherwise specified in the applicable prospectus supplement, the trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that, except with respect to amendments which merely amplify descriptions of property, evidence succession of the issuer, add to the covenants of the issuer, convey or transfer property to the indenture trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee or modify provisions necessary under applicable law, which amendments only require prior notice to each rating agency, such action will not materially and adversely affect the interest of any such noteholder as evidenced by an officer's certificate to that effect and confirmation from each rating agency then rating the related notes (other than Moody's, but with prior notice to Moody's) that the amendment will not result in a reduction in or withdrawal of its rating.

  Satisfaction and Discharge of Indenture

   An indenture will be discharged with respect to the trust assets securing a series of notes upon the delivery to the indenture trustee for cancellation of all such notes or, with some limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

  The Indenture Trustee

   The indenture trustee may resign at any time, in which event the servicer will appoint a successor trustee. The issuer may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if that indenture trustee becomes insolvent. In those circumstances, the issuer will appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                        DESCRIPTION OF THE CERTIFICATES

   With respect to each trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a pooling and servicing agreement or trust agreement, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Distributions of Principal and Interest

   The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest of each class of certificates will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip certificates entitled to:

  . distributions in respect of principal with disproportionate, nominal or no interest distributions; or

  . interest distributions with disproportionate, nominal or no distributions in respect of principal.

   Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of certificates or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of certificates of a series or the method for determining the interest rate. Unless otherwise provided in the related prospectus supplement, distributions in respect of the certificates of a series that includes notes may be subordinate to payments in respect of the notes as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

   In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the order, priority of payment or amount of each class shall be as set forth in the related prospectus supplement. A series with certificates may provide for a revolving period, during which collections of principal on the receivables are not applied to distributions on the related securities, or may provide for a liquidity facility or similar arrangement that permits one or more classes of the related securities to be paid in planned amounts on scheduled distribution dates. The aggregate initial principal amount of the certificates and the notes, if any, of a series may, after giving effect to the purchase of all additional receivables, if any, for a series be greater or less than the aggregate initial principal balance of the receivables in that series.

                     SOME LEGAL ASPECTS OF THE RECEIVABLES

   The transfer of receivables by World Omni Financial Corp. to the seller, and by the seller to the trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

   The trust will appoint the servicer as custodian of the receivables and all related documents. The servicer will not physically segregate the receivables from the servicer's other receivables or other receivables that the servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by World Omni Financial Corp. to the seller and by the seller to the trust will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the seller will reflect the sale and assignment. The receivables will remain in the possession of the servicer and will not be stamped or otherwise marked to reflect the assignment to the trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a receivable for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of a receivable, this purchaser would acquire an interest in the receivable superior to the interest of the trust.

   The seller will take no action to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into a Trust Account.

Security Interests in the Financed Vehicles

   In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in financed vehicles is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicle's certificate of title.

   Unless the related prospectus supplement specifies otherwise, each receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.'s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title. The obligors on the receivables will not be notified of the sale from World Omni Financial Corp. to the seller, or the sale from the seller to the trust, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the seller or from the seller to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

  Perfection

   World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the seller, and the seller will transfer and assign its security interest in the financed vehicles to the related trust. However, because of the administrative burden and expense, neither World Omni Financial Corp. nor the seller will amend the certificates of title of the financed vehicles to identify the related trust as the new secured party.

   In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. However, by not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the vehicle could be defeated through fraud or negligence.

  Continuation of Perfection

   Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related receivable if it fails to do so.

  Priority of Certain Liens Arising by Operation of Law

   Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

Repossession

   In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

   Revised Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice must:

  .  describe the collateral, the debtor and the secured party;

  .  state the method of disposition;

  .  describe the debtor's right to an accounting of the unpaid debt;

  . state the time and place of a disposition or the time after which a disposition is to be made;

  .  describe how the debtor may be liable for a deficiency; and

  . provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

   Other state laws may have additional requirements. For example, in California a secured party must give at least 15 days' notice to anyone liable on the retail installment contract prior to selling the collateral. Any person liable on the contract can reinstate the contract within 15 days if certain conditions are satisfied. This right to reinstate the contract can be exercised once in any 12 month period and twice during the term of the contract. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most jurisdictions, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus reasonable attorneys' fees and legal expenses, to the extent provided by agreement and not prohibited by law, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

   The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. Other states do not prohibit or limit deficiency judgments. However, a deficiency judgment is a personal judgment against the obligor for the shortfall, and a defaulting obligor likely has little capital or sources of income available following repossession. Therefore, in many cases, deficiency judgments will provide little or no recoveries.

   Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

   Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exist. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder, with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the receivables. If the trust were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the securityholders.

   Under the laws of some states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash, which is sometimes referred to as a cash sale differential. If a dealer charges a differential, applicable finance charge ceilings could be exceeded.

   The "holder-in-due-course rule" of the Federal Trade Commission subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

   The holder-in-due-course rule applies to most of the receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the related trust as holder of the related receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.'s warranties under the related purchase agreement and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured. We refer you to "Description of the Trust Documents--Sale and Assignment of Receivables."

   In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

   Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission requires that all sellers of used vehicles prepare, complete and display a "buyer's guide" which explains the warranty coverage for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer's guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a receivable were successful in asserting any claim or defense, the servicer could pursue on behalf of the related trust any reasonable remedies against the seller or the manufacturer of the vehicle.

   Under each purchase agreement, World Omni Financial Corp. will have represented and warranted that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and the claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured.

Other Limitations

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor's active duty in the military. We refer you to "Risk Factors--Receivables that fail to comply with consumer protection laws may result in losses on your investment" in this prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the securities. However, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase securities in the initial distribution and who hold the securities as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Prospective investors are urged to consult their own tax advisors in determining federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities.

   The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Kirkland & Ellis, special federal tax counsel to the trust, regarding federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the securities. For purposes of the following summary, references to the trust, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each trust and the securities and related terms, parties and documents applicable to the trust.

   The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership, a grantor trust, or a disregarded entity. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership, a grantor trust, or a disregarded entity.

FASITS

   Sections 860H through 860L of the Internal Revenue Code provide for the creation of FASITs. These provisions were effective as of September 1, 1997 and Treasury regulations were proposed on February 4, 2000, but many technical issues concerning FASITs remain. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Internal Revenue Code and must elect such treatment. The applicable sale and servicing agreement or pooling and servicing agreement and indenture, if applicable, may provide for a FASIT election with respect to the trust, or be amended in accordance with the provisions thereof to provide that the seller and trustee will cause a FASIT election to be made for the trust if the seller delivers to the trustee or the indenture trustee and, if applicable, the insurer, an opinion of counsel to the effect that, for federal income tax purposes:

    (1)the deemed issuance of FASIT regular interests occurring in connection with such election will not adversely affect the federal income tax treatment of the securities;

    (2)following such election such trust will not be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

    (3)such election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the trust.

Treatment of Trusts

  Tax Characterization of the Trust

   A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series, including any class of notes treated as equity for federal income tax purposes.

Federal tax counsel will deliver its opinion that a trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Such counsel's opinion will also conclude that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the securities, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

  Treatment of the Notes as Indebtedness

   The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Prior to the sale of securities by the related trust, federal tax counsel will deliver its opinion to the trust with respect to each series of notes that either:

  . the notes of the series will be characterized as debt for federal income tax purposes; or

  . the notes of the series should be characterized as debt for federal income tax purposes, but if the notes are not characterized as debt, the notes will be characterized as interests in a partnership.

   Except as described below under the heading "--Possible Alternative Treatment of the Notes," the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

  Original Issue Discount

   The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "interest only" or "principal only" notes. To the extent we offer these notes, the related prospectus supplement will describe the relevant federal income tax consequences. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the notes, that is any excess of the principal amount of the notes over their issue price, is de minimis, or less than 1/4% of their principal amount multiplied by the weighted average maturity of the notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

  Interest Income on the Notes

   Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

   A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Internal Revenue Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

  Market Discount

   Whether or not the notes are issued with OID, a subsequent purchaser, that is a purchaser who acquires a note not at the time of original issue, of a note at a discount will be subject to the "Market Discount Rules" of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

  .  the gain or the principal payment; or

  .  the accrued market discount not previously included in income will be taxed as ordinary income.

   Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

   Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

   Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected weighted average remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

  Amortizable Bond Premium

   In general, if a subsequent purchaser acquires a note at a premium, that is an amount in excess of the amount payable upon the maturity of the note, the noteholder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder's gross income under the holder's normal accounting method.

  Election to Treat All Interest as Original Issue Discount

   A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder's adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

  Sale or Other Disposition

   If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

  Non-U.S. Holders

   Interest paid or accrued to a noteholder who is a Non-U.S. Person generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

  . is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Internal Revenue Code; and

  . provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

   If the information provided in this statement changes, the Non-U.S. Person must inform the trust within 30 days of the change. If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a W-8BEN or substitute form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

  . the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

  . in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

   If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

  Backup Withholding

   Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 30% for payments made during 2002 and 2003 (decreasing to 29% during 2004 and 2005, and 28% during 2006 and thereafter) of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  Possible Alternative Treatment of the Notes

   In the opinion of federal tax counsel, in the event that any series of notes were not treated as debt for federal income tax purposes, the series of notes would be characterized for federal income tax purposes as interests in a partnership. If any series of the notes did constitute interests in a partnership, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the trust, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the securities. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the notes as debt, the characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes, plus possibly some other items, even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute "unrelated debt-financed income" generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

  Treatment of the Trust as a Partnership

   With respect to each series of certificates identified in the related prospectus supplement as representing interests in a partnership, the seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related prospectus supplement in which the seller has an interest, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

   A variety of alternative characterizations are possible. For example, because the certificates may have some features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any characterization should not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are strip securities and a series of certificates includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

  Partnership Taxation

   As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's accruals of guaranteed payments, if any, from the trust and its allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID and premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, guaranteed payments, if any, on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

   Under the trust agreement, stated interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as allocations of net interest income, or in other words, interest income on the receivables less interest deductions on the notes, and, to the extent distributions of the stated interest exceed the net interest income, as "guaranteed payments" under Section 707(c) of the Internal Revenue Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of net interest income and guaranteed payments in income in their taxable year that corresponds to the year in which the net income accrues or the trust deducts the guaranteed payments, and certificateholders with a different taxable year are required to include the amounts in income in their taxable year that includes the December 31 of the trust year in which the net income accrues or the trust deducts the guaranteed payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Internal Revenue Code.

   In addition, the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each collection period equal to the sum of:

  . any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the securities over their initial issue price;

  . prepayment premium, if any, payable to the certificateholders for the month; and

  . any other amounts of income payable to the certificateholders for the month.

   The allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of securities over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to the seller.

   Based on the economic arrangement of the parties, this approach for allocating trust income and accruing guaranteed payments should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing securities at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

   Most of the taxable income and guaranteed payments allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated debt-financed income" generally taxable to a holder under the Internal Revenue Code.

   An individual taxpayer may generally deduct miscellaneous itemized deductions which do not include interest expense only to the extent they exceed two percent of adjusted gross income, and certain additional limitations may apply. An individual taxpayer's share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust. It is not clear whether these rules would be applicable to a certificateholder to the extent it received guaranteed payments.

   The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

  Discount and Premium

   The purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

   If the trust acquires the receivables at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

  Disposition of Certificates

   Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income and accruals of guaranteed payments, includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates

  Allocations Between Transferors and Transferees

   In general, the trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments, if any, for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items and any accruals of guaranteed payments, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

   The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be required to conform to a method permitted by future regulations.

  Section 754 Election

   In the event that a certificateholder sells its certificates at a profit or a loss, the purchasing certificateholder will have a higher or lower basis respectively in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

  Administrative Matters

   The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return IRS Form 1065 for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense and accruals of guaranteed payments to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

   Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing some information on the nominee, the beneficial owners and the certificates so held. The information includes:

    (1)the name, address and taxpayer identification number of the nominee; and

    (2)as to each beneficial owner:

      .  the name, address and taxpayer identification number of the person;

      . whether the person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

      . some information on certificates that were held, bought or sold on behalf of the person throughout the year.

   In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

   The seller will be designated as the tax matters partner in the trust agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

  Tax Consequences to Non-U.S. Certificateholders

   Under recent amendments to the Internal Revenue Code it appears that the trust would not be considered to be engaged in the conduct of a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, and, although there is no clear authority dealing with that issue under facts substantially similar to those described here, the trust intends to take the position that it is not engaged in the conduct of a trade or business in the United States. Non-U.S. Persons that are partners in a partnership that is not engaged in the conduct of a trade or business in the United States are subject to U.S. withholding tax at a rate of 30 percent assessed on a gross basis on certain items of fixed or determinable annual or periodical gains, profits and income earned by the partnership from U.S. sources that are allocable to the non-U.S. partners. To the extent that any income earned by a partnership is allocable to partners that are Non-U.S. Persons, the partnership is obligated to withhold the gross basis tax, unless the tax is eliminated by an income tax treaty to which the United States is a signatory or another exemption applies. It is not expected that interest earned by the trust would qualify as "portfolio interest" that is not subject to U.S. withholding tax to the extent allocable to a certificateholder that is a Non-U.S. Person. Assuming then that the trust is not considered to be engaged in the conduct of a trade or business in the United States, the trust would be required to withhold U.S. tax on interest earned by the trust on the receivables that is allocable to certificateholders that are Non-U.S. Persons, unless the tax is eliminated by an income tax treaty. Non-U.S. Persons holding certificates will therefore be required to provide to the trustee an IRS Form W-8BEN or successor form establishing the non-U.S. certificateholder's entitlement to benefits under an income tax treaty that eliminates U.S. withholding tax on payments of interest from U.S. sources. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures.

  Backup Withholding

   Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 30% for payments made during 2002 and 2003 (decreasing to 29% during 2004 and 2005, and 28% during 2006 and thereafter) if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code. We refer you to "--Tax Consequences to Holders of the Notes--Backup Withholding."

Trusts Treated as Grantor Trusts

  Tax Characterization of Grantor Trusts

   If specified in the related prospectus supplement, Kirkland & Ellis will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code. In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to as grantor trust certificates.

   If the IRS were to contend successfully that the trust is not a grantor trust, the trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such certificates as partners could differ from the income reportable by the holders of such certificates as grantors of a grantor trust. However, it is not expected that such differences would be material.

  Characterization of Certificates

   Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with such grantor trust certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Internal Revenue Code Section 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer, or any person to whom the servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the receivables. The receivables would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below.

  Stripped Bonds and Stripped Coupons

   Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, it appears that each purchaser of a grantor trust certificate that bears non-pro rata portions of the principal and interest payment on the receivables will be treated as the purchaser of a stripped bond or stripped coupon, which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued under Section 1286 of the Internal Revenue Code, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the OID rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity," generally, principal and any interest which is not "qualified stated interest" of a debt instrument over its issue price. We refer you to "--Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, federal tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass-through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the receivables in a particular trust as to which there is "excess servicing" and that the remainder of such receivables will not be treated as stripped bonds, but as undivided interests as described above. As further provided in the applicable prospectus supplement, it is not anticipated that grantor trust certificates which are stripped bonds will be issued with greater than de minimis OID. Stripped coupons will have OID equal to the excess of all anticipated payments thereon over their issue price, and that OID will not be de minimis.

  Original Issue Discount

   The rules of the Internal Revenue Code relating to OID, currently Sections 1271 through 1273 and 1275, will be applicable to a grantor trust certificateholder that acquires an undivided interest in a stripped bond or stripped coupon issued or acquired with OID, and this person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond or stripped coupon for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. Because payments on such stripped bonds and stripped coupons may be accelerated by prepayments on the underlying obligations, OID will be determined as required under Internal Revenue Code Section 1272(a)(6). Pursuant to Internal Revenue Code Section 1272(a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in the prospectus supplement. In the case of an original grantor trust certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond or stripped coupon during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final payment date. This will be done, in the case of each full monthly accrual period, by adding:

    (1)the present value of all remaining payments to be received on the stripped bond or stripped coupon under the prepayment assumption used in respect of the grantor trust certificates; and

    (2)any payments, other than qualified stated interest, received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond or stripped coupon at the beginning of such accrual period.

   No representation is made that the grantor trust certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond or stripped coupon at the beginning of the first accrual period is its issue price, as determined for purposes of the OID rules of the Internal Revenue Code, and the "adjusted issue price" of a stripped bond or stripped coupon at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment, other than qualified stated interest, made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent grantor trust certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The servicer will report to all grantor trust certificateholders holding stripped bonds or stripped coupons as if they were original holders.

   With respect to the receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the receivables. Subsequent purchasers that purchase grantor trust certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

  Market Discount

   A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable or stripped bond is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Section 1276 and 1278. The IRS may require you to compute market discount on a receivable by receivable basis, based on the allocation of your purchase price among the receivables based on their fair market values. However, we will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute market discount on an aggregate basis, you may be required by the IRS to recompute such market discount on a receivable by receivable basis.

   The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

    (1)the total remaining market discount; and

    (2)a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

   For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

    (1)the total remaining market discount; and

    (2)a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

   For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

   The price paid for a grantor trust certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code. A grantor trust certificateholder that makes this election for a grantor certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute such premium.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a receivable prepays in full. The loss is equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  Election to Treat All Interest as OID

   The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder owns or acquires. We refer you to "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

  Sale or Exchange of a Grantor Trust Certificate

   Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by any market premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code, except in the case of gain attributable to accrued market discount, as noted above under "--Market Discount," and, with respect to noncorporate owners, will be short-term or long-term, depending on weather the grantor trust certificate has been held for 12 months or less, or more than 12 months respectively. Long-term capital gain tax rates of noncorporate owners provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.

   Grantor trust certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

  Non-U.S. Persons

   Interest or OID paid to Non-U.S. Persons who own grantor trust certificates will be treated as "portfolio interest" for purposes of United States withholding tax. This interest, including OID, if any, attributable to the underlying receivables will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on such amounts provided that:

    (1)the Non-U.S. Person is not a "10% shareholder" within the definition of
       Section 871(h)(3) of any obligor on the receivables; and is not a controlled foreign corporation within the definition of Section 957 related to any obligor on the receivables; and

    (2)such certificateholder fulfills certain certification requirements.

   Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a U.S. person and must provide its name and address. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the U.S. by such certificateholder, such owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate. See "Tax Consequences to the Holders of the Notes--Non-U.S. Holders" above for a further discussion of these rules.

  Information Reporting and Backup Withholding

   The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during such year, such information as the servicer deems necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 30% for payments made during 2002 and 2003 (decreasing to 29% during 2004 and 2005, and 28% during 2006 and thereafter) backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

Trusts Treated as Disregarded Entities


   With respect to certificates identified in the related prospectus supplement as being entirely owned by the seller, the seller and the servicer will agree, pursuant to the "check-the-box" Treasury Regulations, to treat the trust as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Under the "check-the-box" Treasury Regulations, unless it is treated as a grantor trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. If the trust is classified as a disregarded entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a partnership.

   If certificates are issued to more than one person, the seller and the servicer will agree, and the applicable certificateholders will agree by their purchase, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

   The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA CONSIDERATIONS

   The prospectus supplement for each series of securities will summarize, subject to the limitations discussed in each prospectus supplement, considerations under Employee Retirement Income Security Act of 1974, as amended, relevant to the purchase of the securities by employee benefit plans and individual retirement accounts.

                             PLAN OF DISTRIBUTION

   The securities offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the seller of the sale.

   The offered securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods, or an offering of a particular series of securities may be made through a combination of two or more of these methods:

  . by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

  .  by placements by the seller with investors through dealers; and

  .  by direct placements by the seller with investors.

   As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered securities of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

   The seller and World Omni Financial Corp. will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of the civil liabilities.

   The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be described in the accompanying prospectus supplement. To the extent specified in the prospectus supplement for the related series, the seller or its affiliates may retain some of the classes of securities.

                             FINANCIAL INFORMATION

   Certain specified trust assets will secure each series of securities. No trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust assets will be included in this prospectus or in the related prospectus supplement.

   A prospectus supplement may contain the financial information or financial statements of any provider of credit enhancement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows us to incorporate by reference information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. Our Annual Report on Form 10-K for the year ended December 31, 2001, and our Current Reports on Form 8-K filed with the SEC on February 27, 2002, March 27, 2002, April 29, 2002, May 24, 2002, June 24, 2002 and June 26, 2002 are incorporated by reference into and made a part of this prospectus. We also incorporate by reference into this prospectus any future annual report, quarterly report, current report or proxy material we file with the SEC prior to the termination of the offering of the securities offered by this prospectus.

   We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442 (954) 429-2200.

   This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442 (954) 429-2200.

                                 LEGAL MATTERS

   The validity of the securities offered hereby and certain federal income tax matters will be passed upon for the seller by Kirkland & Ellis or by other counsel identified in the related prospectus supplement.

                      GLOSSARY OF TERMS TO THE PROSPECTUS

   The following are definitions of terms in this prospectus. References to the singular form of defined terms in this prospectus include reference to the plural and vice versa.

   "Events of Default" has the meaning, unless otherwise set forth in the prospectus supplement, set forth in "Description of the Notes-- The Indenture."

   "FASIT" means a "financial asset securitization investment trust" created pursuant to Section 860H through 860L of the Internal Revenue Code.

   "Five State Area" means Alabama, Florida, Georgia, North Carolina and South Carolina.

   "JMFE" means JM Family Enterprises, Inc., a Delaware corporation.

   "Non-U.S. Person" means a nonresident alien, foreign corporation or other non-U.S. Person.

   "Short-Term Note" means a note which has a fixed maturity date not more than one year from the issue date of that note.

   "Simple Interest Receivable" means a receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

   "Trust Accounts" means the collection account, the distribution account, any pre-funding account, any reserve account and other accounts so identified in the related prospectus supplement.

   "U.S. Person" means:

  . a citizen or resident of the United States for U.S. federal income tax purposes; or

  . a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes; or

  . an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  . a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

  . to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

                                 $837,250,000

                   World Omni Auto Receivables Trust 2002-A
                                    Issuer

                        World Omni Auto Receivables LLC
                                    Seller

                          World Omni Financial Corp.
                                   Servicer

                         Auto Receivables Backed Notes
                                 Series 2002-A

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of the date of this prospectus supplement. Until ninety days after the date of this prospectus supplement, all dealers effecting transactions in the offered securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

                    Joint Bookrunners of the Class A Notes

Banc of America Securities LLC                              Merrill Lynch & Co.

                       Co-Managers of the Class A Notes

Credit Suisse First Boston                                  Wachovia Securities

                       Underwriters of the Class B Notes

Banc of America Securities LLC                              Merrill Lynch & Co.


            The date of this Prospectus Supplement is June 25, 2002